UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Thornburg Mortgage, Inc.

(Name of Registrant as Specified In Its Charter)

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Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, NM 87501

PROXY STATEMENT

Annual Meeting of Shareholders

June 12, 2008

PRELIMINARY COPY

Larry A. Goldstone President and Chief Executive Officer	Thornburg Mortgage, Inc. 150 Washington Avenue, Suite 302 Santa Fe, New Mexico 87501 www.thornburgmortgage.com

[ ], 2008

To Our Shareholders:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Thornburg Mortgage, Inc. to be held at the Eldorado Hotel, The Pavilion, 309 W. San Francisco Street, Santa Fe, New Mexico, on Thursday, June 12, 2008, at 12:00 p.m., local time.

The purpose of the Annual Meeting is to consider and vote on: (1) the election of three Class II nominees to the Board of Directors, (2) the approval of an amendment to our charter to increase the number of authorized shares of capital stock, and (3) the approval of an amendment to our charter to modify the terms of each of our existing series of preferred stock. Information about these matters is provided in the enclosed proxy statement.

On March 31, 2008, the Company announced that it raised $1.35 billion through a private placement offering of senior subordinated secured notes, warrants for the purchase of common stock and participations in the principal of the Company’s mortgage-backed securities portfolio financed with reverse repurchase agreements. Although this financing transaction has allowed the Company to continue its business, the terms and conditions of this transaction are highly dilutive to our shareholders existing as of April 11, 2008. In order to successfully raise this new capital, the new investors were granted the right to receive warrants to purchase, for $0.01 per share, up to 90% of the fully diluted common shares of the Company, assuming certain conditions are fulfilled. Notwithstanding this dilution, approval of the amendment to increase the number of authorized shares of capital stock of the Company is necessary to meet the terms and conditions of the financing transaction and to enable the Company to resume normal operations, generate earnings and pay dividends.

As we have disclosed on multiple occasions over the past several months, mortgage security market conditions since mid-February caused the Company to incur approximately $900 million in margin calls on its reverse repurchase agreement borrowings. The Company faced a possible liquidation because it was unable to meet $610 million of those margin calls. In order to satisfy those outstanding obligations, we needed to raise significant new capital. Were it not for this $1.35 billion financing transaction, the Company would have been in default under its reverse repurchase agreement obligations, resulting in the liquidation of its mortgage securities portfolio at distressed prices, which in our estimate would have eliminated any future recovery of shareholder value. The financing transaction, in our estimation, provides the best opportunity for an increase in shareholder value over time, although it is highly dilutive for our shareholders existing as of April 11, 2008.

However, there are several conditions of the financing transaction that still need to be satisfied in order for the Company to normalize its business operations. We need shareholder approval of the proposed amendments to our charter to increase the number of authorized shares of capital stock of the Company and modify the terms of our preferred stock. We also need to successfully complete a tender offer for at least 90% of the total outstanding shares of preferred stock and at least 66 2/3% of the outstanding shares of each series of preferred stock. Approval of each of the proposed charter amendments requires the affirmative votes of 66 2/3% of the votes entitled to be cast by holders of our common stock and 10% Series F Cumulative Convertible Redeemable Preferred Stock, voting together as a single class on the proposals at the 2008 Annual Meeting. Approval of the charter amendment to modify the terms of our preferred stock also requires the consent of holders of 66 2/3% of the outstanding shares of each series of preferred stock, which we will seek in connection with the tender offer. If the proposal to amend our charter to increase the number of authorized shares is not approved by June 15, 2008, and we do not complete the proposed tender offer and issue additional warrants to certain investors as described in the enclosed proxy statement by June 30, 2008, the senior subordinated secured notes will continue to earn interest at the rate of 18% per annum instead of a reduced rate of

12% per annum. In addition, the Company will be subject to the terms of the Principal Participation Agreement (described in the enclosed proxy statement), which means that for a period of seven years, the investors in the Principal Participation Agreement will be entitled to receive all monthly principal payments on the Company’s mortgage-backed securities portfolio financed with reverse repurchase agreements. We believe that the impact of this would be that the current unrealized market value loss on these securities would not be recovered by the Company for the benefit of the common or preferred shareholders existing as of April 11, 2008. Rather, any recovered value would be paid to the investors in the Principal Participation Agreement. Shareholder approval of the amendment to increase the number of authorized shares and the amendment to our charter to modify the terms of our preferred stock, along with the successful completion of the preferred stock tender offer will enhance the Company’s prospects for future profitability and possible earnings growth.

As a result of the foregoing, the Board of Directors has unanimously approved and declared advisable amendments to our charter to increase the number of authorized shares of capital stock of the Company and to modify the terms of each of our existing series of preferred stock and unanimously recommends that you vote “FOR” the proposals to approve these amendments. Under Maryland law approval of each of the proposed amendments requires the affirmative vote of holders of outstanding shares of common stock and 10% Series F Cumulative Convertible Redeemable Preferred Stock entitled to cast two-thirds of the votes entitled to be cast on each of the proposals, voting together as a single class. A failure to vote on either of these proposals will therefore have the same effect as a vote against such proposal.

The proxy statement enclosed with this letter provides you with information about the director nominees, the proposed charter amendments and the Annual Meeting. We encourage you to read the entire proxy statement carefully. You may also obtain additional information about us from documents we have filed with the Securities and Exchange Commission and on our Web site.

Only holders of record of our common stock and our 10% Series F Cumulative Convertible Redeemable Preferred Stock at the close of business on May 6, 2008 will be entitled to notice of, and to vote at, the Annual Meeting.

Your vote, regardless of the number of shares you own, is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may authorize your proxy over the Internet, by telephone or by mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mail will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options.

Thank you for your ongoing support of and continued interest in Thornburg Mortgage, Inc.

Sincerely,

Larry A. Goldstone
President and Chief Executive Officer

PRELIMINARY COPY

THORNBURG MORTGAGE, INC.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(505) 989-1900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The 2008 Annual Meeting of Shareholders of Thornburg Mortgage, Inc., a Maryland corporation, will be held at the Eldorado Hotel, The Pavilion, 309 W. San Francisco Street, Santa Fe, New Mexico on Thursday, June 12, 2008, at 12:00 p.m., local time, to consider and act upon the following matters:

1. The election of three Class II directors, each to serve for a three-year term and until his successor is duly elected and qualifies;

2. A proposal to approve an amendment to our charter to increase the number of authorized shares of capital stock from 500 million to 4 billion shares, as more fully described in the enclosed proxy statement;

3. A proposal to approve an amendment to our charter to modify the terms of each of our existing series of preferred stock, as more fully described in the enclosed proxy statement; and

4. The transaction of any other business as may properly come before the 2008 Annual Meeting, or any and all adjournments thereof.

Only shareholders of record of our common stock and our 10% Series F Cumulative Convertible Redeemable Preferred Stock at the close of business on May 6, 2008, the record date, will be entitled to vote at the 2008 Annual Meeting.

The proxy statement, the accompanying proxy card, the Notice of Annual Meeting of Shareholders and our 2007 Annual Report are available on our website at www.thornburgmortgage.com and are being mailed to your address on record.

Your vote is important. You may authorize your proxy over the Internet, by telephone or by mailing a proxy card. Authorizing your proxy over the Internet, by telephone or by mail will ensure your representation at the 2008 Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these options. You may revoke your proxy by notice in writing to the Secretary of the Company, at any time prior to its exercise, by written revocation, by presentation of a later-dated proxy or by attending the 2008 Annual Meeting and voting in person.

By order of the Board of Directors

Stephen E. Newton
Secretary

Dated: [              ], 2008

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to

Be Held on June 12, 2008:

The proxy statement and our 2007 Annual Report are available on our website at

www.thornburgmortgage.com.

PRELIMINARY COPY

THORNBURG MORTGAGE, INC.

150 Washington Avenue, Suite 302

Santa Fe, New Mexico 87501

(505) 989-1900

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE 2008 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 12, 2008

Q: Why am I receiving these materials?

A: The Board of Directors (the “Board” or the “Board of Directors”) of Thornburg Mortgage, Inc., a Maryland corporation (the “Company”), is providing these proxy materials to you in connection with the solicitation of proxies for exercise at our Annual Meeting of Shareholders (the “2008 Annual Meeting”), which will take place on Thursday, June 12, 2008, at 12:00 p.m., local time, at the Eldorado Hotel, The Pavilion, 309 W. San Francisco Street, Santa Fe, New Mexico. As a holder of our common stock, par value $0.01 per share (the “Common Stock”), or our 10% Series F Cumulative Convertible Redeemable Preferred Stock, $0.01 par value per share (the “Series F Preferred Stock”), you are invited to attend the 2008 Annual Meeting and are requested to vote on the items of business described in this proxy statement.

The Board is providing this proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders to holders of our Common Stock and Series F Preferred Stock beginning on or about [            ], 2008. This proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders are also available on our website at www.thornburgmortgage.com.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the 2008 Annual Meeting and the related voting process. This proxy statement also includes other information that we are required to disclose on an annual basis, including information about the compensation we pay to our directors and certain of our executive officers. Our 2007 Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission is also enclosed.

Q: What shares are eligible to vote?

A: Each holder of shares of our Common Stock and our Series F Preferred Stock issued and outstanding as of the close of business on May 6, 2008 (the “Record Date”) is entitled to vote on all items being voted on at the 2008 Annual Meeting. You may vote all such shares owned by you as of the Record Date that are held directly in your name as the shareholder of record. You may instruct your broker, bank, trustee or other nominee to vote such shares held for you as the beneficial owner in street name through your broker, bank, trustee or other nominee.

On the Record Date, approximately [            ] shares of Common Stock were issued and outstanding and [30,326,715] shares of Series F Preferred Stock were issued and outstanding.

Q: How many votes am I entitled to cast per share?

A: Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held as of the Record Date. Each holder of Series F Preferred Stock is entitled to cast a number of votes equal to the number of shares of Series F Preferred Stock held as of the Record Date multiplied by the current conversion rate for the Series F Preferred Stock, which is 2.1739 shares of Common Stock per share of Series F Preferred Stock, provided that any fractional votes determined on an aggregate conversion basis will be rounded to the nearest whole vote. The holders of Common Stock and Series F Preferred Stock are voting as a single class on all matters described in this proxy statement.

Q: What items of business will be voted on at the 2008 Annual Meeting?

A: The items of business scheduled to be considered and voted on at the 2008 Annual Meeting are:

1.	The election of three nominees to serve on the Board of Directors as Class II directors, each to serve for a three-year term and until his successor is duly elected and qualifies;

2.	A proposal to approve an amendment to the Company’s charter to increase the number of authorized shares of capital stock from 500 million to 4 billion shares; and

3.	A proposal to approve an amendment to the Company’s charter to modify the terms of each of the Company’s existing series of preferred stock.

Q: How does the Board recommend I vote on the proposals?

A: The Board recommends a vote:

1.	FOR the election of each of the director nominees;

2.	FOR approval of the amendment to the Company’s charter to increase the number of our authorized shares of capital stock from 500 million to 4 billion shares; and

3.	FOR approval of the amendment to the Company’s charter to modify the terms of each of the Company’s existing series of preferred stock.

Q. Why did the Company enter into the Override Agreement?

A. Beginning on February 14, 2008, mortgage securities prices declined significantly, and there was a deterioration in the liquidity and market prices for high quality mortgage securities in our portfolio. This made it difficult for us to obtain financing, and, as a result of these declining prices, we were subject to margin calls due to price deterioration and margin increases on our collateralized financings. From December 31, 2007, through March 6, 2008, we received $1.8 billion in margin calls, of which approximately $907 million occurred after February 14, 2008. While we were able to meet margin calls of $1.2 billion, on March 6, 2008, we were unable to meet $610 million of remaining margin calls. Despite daily negotiations with our reverse repurchase agreement counterparties during the first two weeks of March, by March 12, 2008, we had received notices of events of default from five different reverse repurchase agreement counterparties, on an aggregate amount of $1.8 billion in outstanding obligations to these counterparties.

Despite these default notices, we continued to negotiate with our reverse repurchase agreement counterparties and on March 17, 2008, we entered into a 364-day Override Agreement with our remaining reverse repurchase agreement and auction swap agreement counterparties (the “Override Agreement”). In this agreement, our financing counterparties reduced their margin requirements for our collateralized borrowings and suspended for 364 days their rights to invoke further margin calls subject to several conditions, the most important of which was that the Company raise $1 billion in new capital. If the Override Agreement had not remained in effect as a result of any failure of ours to raise the required new capital, the counterparties to our reverse repurchase agreements would have had the right to foreclose on their collateral, which would have likely led to a liquidation of the Company’s mortgage-backed securities portfolio at distressed prices and resulted in no recovery of value for our common or preferred shareholders.

Q. Did the Board of Directors consider alternatives to the financing transaction?

A. Yes, the Board of Directors approved the financing transaction only after thoroughly considering the reasonably available alternatives to maximize shareholder value. Strategic alternatives, including financing certain unencumbered assets, publicly offering for sale preferred stock and convertible debt, declaring bankruptcy, liquidating all of the Company’s assets and selling the Company to another company, were considered and the Board of Directors concluded, after consultation with financial and legal advisors, that each of these alternatives was unavailable, insufficient to pay all margin calls and provide sufficient reserves to cover additional margin calls, insufficient to meet the terms of the Override Agreement or even more dilutive to shareholders than completion of the recent financing transaction. Additionally, returning to normal business operations would have been even more difficult, and perhaps impossible, for the Company under such alternatives. Specifically, in an effort to pursue all reasonably available options, the Company initiated a public offering of its convertible notes, but that offering did not generate sufficient investor interest to raise the amount of new capital required under the Override Agreement. The Board of Directors also pursued an alternative private placement, but was unable to reach an agreement with any alternative investors on terms and timing sufficient to meet the requirements of the Override Agreement. Failure to satisfy the capital raising conditions of the Override Agreement within the time frame required by that agreement would have allowed our reverse repurchase agreement counterparties to enforce their rights under those reverse repurchase agreements. If enforced, the Company’s mortgage-backed securities would have been sold at distressed prices and such sales would have left the Company insolvent. Furthermore, given the terms and conditions of the standard reverse repurchase agreement contracts and the fact that certain provisions of U.S. bankruptcy law do not offer protection with respect to reverse repurchase agreements, the Board of Directors determined that existing shareholders were likely to receive nothing if the Company was to declare bankruptcy. In light of the foregoing considerations, the Board of Directors determined that the financing transaction represented the best alternative reasonably available to the Company and its shareholders.

Q: If Proposal 2, to increase the number of authorized shares of capital stock, is approved, what will be the consequences to existing shareholders?

A: If Proposal 2 is approved, we will file Articles of Amendment to increase the number of shares of capital stock we are authorized to issue. This will not change the number of shares of Common Stock or Series F Preferred Stock that you own, but we will have the power to issue a significant number of additional shares of capital stock. Currently, we are authorized to issue only up to 500 million shares of capital stock. As required by the terms of the recent financing transaction, described in more detail in the discussion of Proposal 2, if Proposal 2 is approved by June 15, 2008, we will issue warrants to purchase a significant majority of the newly authorized shares to the investors in the recent financing transaction. On or before June 30, 2008, we will also issue additional shares of Common Stock or warrants to purchase shares of Common Stock to tendering preferred shareholders upon the successful completion of a tender offer by us for at least 90% of the total outstanding shares of preferred stock (which is equivalent to at least 90% of the aggregate liquidation preference of all outstanding shares of preferred stock) and at least 66 2/3% of the outstanding shares of each series of preferred stock (which is equivalent to at least 66 2/3% of the aggregate liquidation preference of the outstanding shares of each series of preferred stock), and shareholder approval of the amendment discussed in Proposal 3 below (such events, collectively, a “Successful Tender Offer”). These warrants will entitle the holders to buy Common Stock at $0.01 per share. As a result, holders of our Common Stock existing as of April 11, 2008 will be significantly diluted and, if all warrants are exercised and we complete a Successful Tender Offer on or before June 30, 2008, common shareholders existing as of April 11, 2008 will hold approximately 5.5% of our Common Stock outstanding on a fully diluted basis. Despite the significant dilution of the ownership of the Company with respect to our holders of Common Stock and Series F Preferred Stock existing as of April 11, 2008, approval of Proposal 2 will enable the Company to satisfy certain financing obligations to its reverse repurchase agreement counterparties under the Override Agreement, and meeting these obligations is expected to significantly improve the Company’s ability to resume normal operations, generate earnings and pay dividends. The Board of Directors and management evaluated multiple alternative strategies and determined that the financing transaction was the best alternative reasonably available to the Company and its shareholders. The Board of Directors believes that approval of Proposal 2 is vital to allow the Company to continue as a going concern, and to provide a sufficient reserve of capital stock for the Company’s future needs and growth. For more information, please see Proposal 2: Amendment to the Company’s Charter to Increase the Number of Authorized Shares of Capital Stock from 500 Million to 4 Billion Shares.

Q. If Proposal 2, to increase the number of authorized shares of capital stock, is NOT approved, what will be the consequences to the Company?

A. We believe that there will be several significant adverse consequences to the Company if the amendment to the Company’s charter to increase the number of authorized shares of capital stock is not approved by June 15, 2008. If Proposal 2 is not approved by June 15, 2008, and if we do not, by June 30, 2008, complete a Successful Tender Offer, the investors that hold an interest in the Principal Participation Agreement we entered into on March 31, 2008 as part of the financing transaction (the “Principal Participation Agreement”), will be entitled to receive a monthly payment equal to the principal payment that we receive on the mortgage securities collateralizing our reverse repurchase agreement obligations identified as collateral under the Override Agreement, after deducting payments due under the reverse repurchase agreements relating to those assets. Investors in the Principal Participation Agreement would also be entitled to a payment on March 31, 2015 equal to the fair market value of such assets in excess of any financing related to those assets. The payments owed to the investors under the Principal Participation Agreement will represent a significant reduction in the Company’s monthly cash flow commencing March 19, 2009 through March 31, 2015, making it difficult for the Company to resume normal operations, generate earnings and pay dividends. Additionally, all of the current unrealized fair market value loss recorded on these assets would be recovered by investors in the Principal Participation Agreement, as opposed to being recovered by the Company for the benefit of its shareholders. Approval of Proposal 2 by June 15, 2008, completion of a Successful Tender Offer by June 30, 2008, and the issuance of additional warrants to the investors under the Principal Participation Agreement will permit the Company to terminate the Principal Participation Agreement and thereby avoid having to make any such payments. In addition, if Proposal 2 is not approved and we do not complete a Successful Tender Offer, the interest rate we must pay on our Senior Subordinated Secured Notes due 2015 (the “Notes”) will remain at 18% per annum and will not be reduced to 12% per annum, resulting in an additional annual interest payment of approximately $69 million until March 2015 when the Notes mature. The Board of Directors believes approval of Proposal 2 is vital to allow the Company to continue as a going concern, and to provide a sufficient reserve of capital stock for future needs and growth. For more information, please see Proposal 2: Amendment to the Company’s Charter to Increase the Number of Authorized Shares of Capital Stock from 500 Million to 4 Billion Shares.

Q. If Proposal 3, to modify the terms of the Company’s preferred stock, is approved, what will be the consequences to the Company?

A. Amending the Company’s charter, as described in more detail in the discussion of Proposal 3, in connection with a Successful Tender Offer is a condition for the interest rate on the Notes to be reduced from 18% per annum to 12% per annum and for the Principal Participation Agreement to be terminated, both of which will significantly improve the Company’s future prospects. The amendment to the Company’s charter to modify the terms of the Company’s preferred stock is not anticipated to have a direct impact on the holders of Common Stock, but is expected to provide significant indirect benefits, including permitting the Company to pursue a Successful Tender Offer by June 30, 2008 and thereby satisfy the conditions to reduce the interest rate on the Notes and terminate the Principal Participation Agreement. The amendment to the Company’s charter to modify the terms of the Company’s preferred stock will have a material adverse effect on the holders of our Series F Preferred Stock who will have substantially fewer rights with respect to their Series F Preferred Stock (assuming the proposed amendment is also approved by the required holders of Series F Preferred Stock as part of a consent solicitation to be included in the tender offer and otherwise takes effect and that such holders do not tender their shares of Series F Preferred Stock).

Under Maryland law and our charter, we need the approval of the holders of Common Stock and Series F Preferred Stock entitled to cast two-thirds of the votes entitled to be cast on the proposal at the 2008 Annual Meeting, voting together as a single class, as well as the approval of holders of 66 2/3% of the outstanding shares of each series of preferred stock, with the holders of each series of preferred stock voting as a class separate from the holders of each other series of preferred stock and from the holders of Common Stock and Series F Preferred Stock, in order to amend our charter to modify the terms of the preferred stock. At any time before or after our shareholders approve the proposed amendment to modify the terms of our preferred stock, our Board of Directors, with the written consent of investors holding in excess of 50% of the interest in the Principal Participation Agreement (the “Majority Participants”), may determine that we will make less than all of the proposed modifications described in this proxy statement to the terms of any or all series of preferred stock, extend the June 15, 2008 deadline for obtaining the approval of Proposal 2, extend the June 30, 2008 deadline for the completion of a Successful Tender Offer, change the term of a Successful Tender Offer, or a combination of the foregoing. The Board of Directors believes that approval of Proposal 3 is vital to allow the Company to continue as a going concern. For more information, please see Proposal 3: Amendment to the Company’s Charter to Modify the Terms of the Company’s Preferred Stock.

Q. If Proposal 3, to modify the terms of the Company’s preferred stock, is NOT approved, what will be the consequences to the Company?

A. We believe that there will be several significant adverse consequences to the Company if the proposal to amend the Company’s charter to modify the terms of the Company’s preferred stock is not approved. As noted above, we must amend our charter as described in Proposal 3 in order to complete a Successful Tender Offer. If we do not complete a Successful Tender Offer by June 30, 2008, the interest rate on the Notes will remain at 18% per annum and the Principal Participation Agreement will remain in effect, both of which will seriously impair the Company’s future prospects as described above. Furthermore, if we do not complete a Successful Tender Offer by June 30, 2008, the Company will lose the benefit of $200 million that has been escrowed for the purpose of funding the cash portion of the tender offer, as described in more detail in the discussion of Proposal 2. Without the use of the $200 million in escrow, the Company will likely not have sufficient liquidity to complete a Successful Tender Offer. On March 24, 2008, the Board of Directors determined that the Company did not have sufficient liquidity to make its next scheduled dividend payments on its preferred stock and suspended the payment of dividends on all series of the Company’s preferred stock. Our charter contains restrictive covenants that will have the effect of preventing the Company from conducting the proposed tender offer until all cumulative dividends owed on the preferred stock have been paid in full. The proposed amendment, among other things, will remove these restrictive covenants and allow us to conduct the tender offer. For more information, please see Proposal 3: Amendment to the Company’s Charter to Modify the Terms of the Company’s Preferred Stock.

Q. Will any investors in the financing transaction own more than 10% of the Company?

A. Yes, certain investors and their affiliates will collectively own more than 10% of the Common Stock as a result of the financing transaction described more fully in the discussion of Proposal 2. If Proposal 2 is approved and the Company’s charter is amended to increase the number of authorized shares of capital stock, a Successful Tender Offer is completed and the warrants issued and to be issued to the investors in the financing transaction and to our reverse repurchase agreement counterparties are exercised, the Company’s largest shareholders will be MP TMA LLC, MP TMA (Cayman) LLC and their affiliates (collectively “MatlinPatterson”), which will own approximately 30% of our outstanding Common Stock assuming that the tender offer is fully subscribed. If the proposals to amend our charter to increase the number of authorized shares of capital stock and modify the terms of our preferred stock are not approved and the tender offer and related consent solicitation are not completed, MatlinPatterson will still be our largest single shareholder and will own approximately 16.7% of our outstanding Common Stock (assuming all warrants issued and to be issued by the Company to the investors and our reverse repurchase agreement counterparties are exercised). For more information, please see Proposal 2: Amendment to the Company’s Charter to Increase the Number of Authorized Shares of Capital Stock from 500 Million to 4 Billion Shares.

Q. Do any shareholders have the right to designate directors to serve on the Board?

A. Yes, MatlinPatterson has the right to designate up to three directors, depending on its level of stock ownership, and certain other investors in the financing transaction have the right to designate up to two directors. For more information, please see Proposal 1: Election of Directors.

Q. How might the warrants that have been issued affect the vote on Proposal 2?

A. In connection with the financing transaction the Company issued warrants exercisable for 168,606,548 shares of Common Stock to purchasers of the Notes and warrants exercisable for 46,960,000 shares of Common Stock to the counterparties to the Override Agreement. The investors and counterparties acquiring these warrants agreed to exercise them as promptly as practicable after April 11, 2008, and from time to time thereafter to the extent permitted by applicable law. We believe that all of these warrants will be exercised prior to the Record Date and that as a result the new investors and the counterparties, absent sales of their shares, will be entitled to an aggregate of approximately 215,566,548 votes at the time of our 2008 Annual Meeting. These newly issued shares will represent approximately 47% of the votes entitled to be cast at the 2008 Annual Meeting. In light of the fact that the terms of the financing transaction require us to obtain shareholder approval for the increase in the number of shares of our capital stock and a significant majority of those new shares will be issued to the new investors, we believe that, absent sales of shares, all of the shares acquired by the new investors in the financing transaction will be voted in favor of Proposal 2. Furthermore, pursuant to a letter agreement, dated March 31, 2008, between MatlinPatterson and the counterparties to the Override Agreement, MatlinPatterson agreed (a) to vote all of the shares of Common Stock held by it on the Record Date in favor of an amendment to the Company’s charter increasing the number of authorized shares of Common Stock that the Company may issue to at least 4 billion and (b) that it would not transfer any shares of Common Stock prior to June 30, 2008 unless the transferee agrees in writing to be bound by the terms of this letter agreement. On April 14, 2008, MatlinPatterson exercised all 69,641,835 warrants issued to it on March 31, 2008 by paying $696,418.35 in cash and thereby acquired 69,641,835 shares of Common Stock. The foregoing items increase the likelihood that Proposal 2 will be passed; however, we do not believe the new investors and the counterparties to the Override Agreement acting alone possess sufficient votes to approve Proposal 2 and the Company has no way to ensure that they will in fact vote in favor of Proposal 2.

Q: How do I vote?

A: There are multiple ways you can vote or authorize a proxy to vote:

1.	By Mail. You can authorize a proxy to vote by completing, signing and dating your proxy card and returning it in the enclosed prepaid envelope.

2.	Over the Internet: You can authorize a proxy to vote over the Internet at the website shown on your proxy card. Internet authorization will be available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Wednesday, June 11, 2008.

3.	By telephone: You can authorize a proxy to vote by telephone by calling the toll-free number shown on your proxy card. Telephone authorization will be available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Wednesday, June 11, 2008.

4.	Vote in person. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the 2008 Annual Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2008 Annual Meeting. If you are a shareholder of record and you attend the 2008 Annual Meeting in person you may vote at the meeting.

Q: How can I change my vote or revoke my proxy?

A: You have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Corporate Secretary, or returning a later-dated proxy card. If you are a record holder, you may also revoke your proxy and change your vote by voting in person at the meeting.

Q: Who can help answer my questions?

A: If you have any questions about the 2008 Annual Meeting or how to vote or revoke your proxy, you should contact:

Thornburg Mortgage, Inc.

Attn: Investor Relations

150 Washington Avenue, Suite 302 Santa Fe, New Mexico 87501

Telephone: (505) 989-1900

Email: ir@thornburgmortgage.com

or

Georgeson Inc.

199 Water Street

New York, NY 10038

Telephone: (866) 399-8748

If you need additional copies of this proxy statement or voting materials, please contact Georgeson Inc. as described above.

Q: What does it mean if I get more than one proxy card?

A: It means that you hold shares registered in more than one account. Complete, sign, date and return all proxies to ensure that all of your shares are voted.

Q: What are the quorum and voting requirements for the 2008 Annual Meeting?

A: The Company’s Bylaws provide that the quorum requirement for holding the 2008 Annual Meeting and transacting business is that a majority of the votes entitled to be cast as of the Record Date must be present in person or by proxy at the meeting. The election of directors requires the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present. The amendment to the Company’s charter to increase the number of authorized shares of capital stock requires the affirmative vote of holders of the outstanding shares of Common Stock and Series F Preferred Stock entitled to cast two-thirds of the votes entitled to be cast on the proposal. The shares of Common Stock and Series F Preferred Stock will vote as a single class on all of the proposals to be voted on at the 2008 Annual Meeting.

The amendment to the Company’s charter to modify the terms of each of our existing series of preferred stock requires the affirmative vote of holders of outstanding shares of Common Stock and Series F Preferred Stock entitled to cast two-thirds of the votes entitled to be cast on the proposal, voting together as a single class, and the affirmative vote of the holders of 66 2/3% of the outstanding shares of each series of preferred stock, with the holders of each series of preferred stock voting as a class separate from the holders of each other series of preferred stock and from the holders of the Common Stock and Series F Preferred Stock. We are not seeking the approval of the holders of any of the outstanding series of the Company’s preferred stock voting as separate classes at the 2008 Annual Meeting, but will seek that approval as part of a consent solicitation we will make in connection with the tender offer.

Shares of Common Stock and Series F Preferred Stock represented by properly executed proxies received in time for the 2008 Annual Meeting will be voted, unless revoked, in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors, FOR the proposal to amend the Company’s charter to increase the number of authorized shares of capital stock and FOR the proposal to amend our charter to modify the terms of each of our existing series of preferred stock. Representatives of our transfer agent will assist us in the tabulation of the votes. Abstentions are counted as shares present at the meeting and entitled to vote for purposes of determining a quorum. Abstentions will not be counted as votes cast in the election of the directors and will have no effect on the result of the election of directors. Abstentions have the same effect as a vote “against” each of the proposals to amend the Company’s charter. We believe that brokers have the discretionary power to vote with respect to the election of directors only and therefore shares held by any brokers not directed to vote on either of the proposals to amend the Company’s charter will have the effect of votes “against” such proposals to amend our charter.

Q: Who may attend the 2008 Annual Meeting?

A: All holders of Common Stock and Series F Preferred Stock as of the Record Date may attend. If you wish to vote your shares of Common Stock or Series F Preferred Stock at the 2008 Annual Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the 2008 Annual Meeting.

Q: What happens if additional matters are presented at the 2008 Annual Meeting?

A: Other than the three items of business described in this proxy statement, we are not aware of any business to be acted upon at the 2008 Annual Meeting. If you authorize a proxy, the persons named as proxyholders – Garrett Thornburg, our Chairman, Larry A. Goldstone, our President and Chief Executive Officer, and Clarence G. Simmons, III, our Senior Executive Vice President and Chief Financial Officer – will have the discretion to vote your shares on any additional matters presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxyholders, Mr. Thornburg, Mr. Goldstone and Mr. Simmons, will vote your proxy for such other candidate or candidates who may be nominated by the Board. In the event of any proposal to adjourn the 2008 Annual Meeting to a later time, the proxyholders will vote for and against the proposal to adjourn the 2008 Annual Meeting in the same manner and proportion as directed to vote for and against the proposal to be considered when the 2008 Annual Meeting is reconvened.

Q: Where can I find the voting results of the meeting?

A: We intend to announce preliminary voting results at the 2008 Annual Meeting, if available at that time, and publish final results in our quarterly report on Form 10-Q for our second fiscal quarter of 2008.

Q: Who bears the costs of soliciting votes for the 2008 Annual Meeting?

A: Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by mail, and also by telephone, facsimile transmission or otherwise, as we deem necessary. The Company will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock and our Series F Preferred Stock to forward the proxy soliciting material to the beneficial owners of such Common Stock and Series F Preferred Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. We have engaged Georgeson Inc. to assist in the solicitation of proxies for a fee of $25,000 plus the reimbursement of customary expenses.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our bylaws provide that the Board of Directors may adopt resolutions to determine the total number of directors on the Board as long as that number is between three and 12. Our bylaws also provide for a classified Board of Directors comprised of Classes I, II and III. Our bylaws further provide that, during the time we operate as a real estate investment trust (a “REIT”), a majority of our directors must be independent directors (“Independent Directors”). An Independent Director is defined in our bylaws as a director who meets the requirements for independence established by the New York Stock Exchange (the “NYSE”) and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and who is not affiliated, directly or indirectly, with any person or entity responsible for conducting our day-to-day business affairs. Effectively, this means an Independent Director may not be affiliated with Thornburg Mortgage Advisory Corporation (the “Manager”), which manages our day-to-day operations, subject to the supervision of our Board of Directors.

Currently, the Board of Directors consists of 10 directors, with four directors in Class I and three directors in each of Class II and Class III. Seven of the 10 directors are Independent Directors. The terms of the directors are staggered to provide for the election of one class each year for a three year term. The Class I, Class II and Class III directors are serving for terms expiring in 2010, 2008, and 2009, respectively. The Board of Directors has affirmatively determined that the following directors are independent as defined by the listing standards of the NYSE, the applicable rules of the SEC and our bylaws: Anderson, Ater, Cutler, Kalangis, Lopez, Mullin and Sherman.

In connection with the financing transaction described in Proposal 2 below, the Company agreed (i) to cause the Board of Directors to consist of 10 directors on March 31, 2008 subject to future increase or decrease in accordance with the Company’s Bylaws and the Warrant Agreement dated March 31, 2008 among the Company and the warrant holders (the “Warrant Agreement”), (ii) that for so long as MatlinPatterson beneficially owns unexercised warrants or shares of Common Stock representing (a) at least 5% but less than 10% of the shares of Common Stock outstanding on a fully diluted basis, they may designate one director, (b) at least 10% but less than 15% of the shares of Common Stock outstanding on a fully diluted basis, they may designate two directors, and (c) at least 15% of the shares of Common Stock outstanding on a fully diluted basis, they may designate three directors and (iii) the Company would appoint to its Board of Directors at least two directors designated by parties to the Warrant Agreement other than MatlinPatterson and the Company. To implement these director designation rights, the Company agreed to include each individual designated by MatlinPatterson and the other investors in the slate of nominees recommended by the Board of Directors in any election of directors for which MatlinPatterson and the other investors make such a request and to use its best efforts to cause each designated individual to be elected as a director or to cause a designated director to be removed at the request of the designating party. If a designated director ceases to serve on the Board of Directors for any reason, the designating party may designate his or her replacement. The foregoing right to designate directors may be exercised at any time and the composition of our Board of Directors may change significantly following any such designations. At this time, no investor with director appointment rights has exercised such right, but such investors may do so at any time.

Below is a chart containing the names and ages of our current directors, and indicating their status as independent, non-management or management directors and the class of directors to which they belong.

Name	Age	Independent	Non-Management	Management	Class
Anne-Drue M. Anderson	46	X	X		I
David A. Ater	62	X	X		I
Eliot R. Cutler	61	X	X		III
Larry A. Goldstone	53			X	I
Michael B. Jeffers	67		X		II
Ike Kalangis	70	X	X		I
Owen M. Lopez	67	X	X		II
Francis I. Mullin, III	64	X	X		II
Stuart C. Sherman	69	X	X		III
Garrett Thornburg	62			X	III

Three Class II directors will be elected at the 2008 Annual Meeting to each serve for a three-year term and until his successor is elected and qualifies. On the recommendation of the Nominating/Corporate Governance Committee, the Board of Directors has nominated Messrs. Jeffers, Lopez and Mullin for re-election to the Board as Class II directors at the 2008 Annual Meeting. The nominees are currently members of the Board of Directors, and have agreed to be named in this proxy statement and to continue to serve if elected. In the event that any of the nominees is unable to serve, the proxy holders will vote for any other person that the Board of Directors designates. You will find each nominee’s biographical information below, along with biographical information for all other continuing directors.

Information Regarding Director Nominees and Continuing Directors

Class II Directors – Terms Expiring in 2008

Michael B. Jeffers has been one of our directors since January 2006. He served as our Corporate Secretary since we commenced operations in June 1993 until January 2006. He also served as our outside corporate general counsel from June 1993 until his retirement in December 2005. Mr. Jeffers has more than 40 years of experience in the legal field. He has been a partner of law firms in both New York and California, where his legal practice focused on corporate and securities matters, financial services and investment management. From 2002 to 2005, he was counsel at Dechert LLP in Newport Beach, California and prior to that, he was a partner at Jeffers, Shaff & Falk LLP in Irvine, California. Mr. Jeffers is a member and former director of the Orange County Society of Investment Managers. Mr. Jeffers has also served in the U.S. Air Force Judge Advocate’s General Corps. Mr. Jeffers is a graduate of University of Washington, LL.B., B.A., and New York University, LL.M., Taxation.

Owen M. Lopez has been one of our directors since December 1996. Mr. Lopez has been the Executive Director of the McCune Charitable Foundation in Santa Fe, New Mexico since 1994 and before that he was the Managing Partner of the Hinkle Law Firm, Santa Fe, New Mexico, from 1982 to 1993. Mr. Lopez is actively involved with a number of charitable and community organizations, and was formerly a trustee of the International Folk Art Foundation, a board member of the Santa Fe Chamber Music Festival, a regent of New Mexico Tech, a commissioner of the National Museum of American Art of the Smithsonian Institution, a board member of St. John’s College in Santa Fe and a trustee of the Rocky Mountain Mineral Law Foundation. Mr. Lopez is a graduate of Stanford University, B.A., and University of Notre Dame, J.D.

Francis I. Mullin, III has been one of our directors since January 2001. Mr. Mullin is currently managing member of Triumfo Property, L.L.C., which owns real estate assets in Santa Fe, New Mexico, and owner of Vanessie of Santa Fe, a restaurant located in Santa Fe, New Mexico. From 1991 to 1995, he served as President and Chief Operating Officer of The Seven-Up Company. Mr. Mullin also served as Executive Vice President and Director of Dr. Pepper/Seven-Up Companies, Inc. prior to their acquisition by Cadbury Beverages in 1995. Over an 18-year period prior to that, he held numerous positions, including President of Canada Dry USA, President of Domestic Operations for RJR Nabisco’s Del Monte Franchise Beverages, and President and Chief Operating Officer of Tofutti Brands, Inc. Mr. Mullin currently serves on the Board of Directors of The Community Coffee Company.

Class III Directors – Terms Expiring in 2009

Eliot R. Cutler has been one of our directors since December 2003. Since November 2000, he has been a partner in Akin Gump Strauss Hauer & Feld LLP. He has been the managing partner of its Beijing office since December 2006 and oversees the firm’s cross-border capital investments practice in east Asia. From 1988 to 2000, he was a founding partner of the Washington, D.C. law firm of Cutler & Stanfield, LLP, which specialized in environmental law and the negotiation and development of large-scale infrastructure projects. Mr. Cutler served as Associate Director of the Office of Management and Budget under President Carter from 1977 until 1980, and during this period he was the principal White House official in the environmental, energy and natural resources areas, directed the President’s Energy Coordinating Committee and represented the U.S. in international summit negotiations concerning energy and environmental matters. In earlier government service, Mr. Cutler served as chief Legislative Assistant to Senator Edmund Muskie and as counsel to the U.S. Senate Subcommittee on Environment, where he helped craft the Clean Air Act, the Water Quality Act and the National Environmental Policy Act (NEPA). Mr. Cutler also served as a senior advisor to candidates in four presidential campaigns. Mr. Cutler has been General Counsel of the International Council of Shopping Centers and was the first American member of the Board of Directors of Skanska AB, one of the world’s largest construction companies. He also is a Trustee of Thornburg Investment Trust, a regulated investment company that is the issuer of the Thornburg family of fourteen mutual funds. Mr. Cutler previously served as a director of the United Electric Company, the International Law Institute and Capital Ventures, Inc. He is a graduate of Harvard College, B.A., and Georgetown University, J.D.

Stuart C. Sherman has been one of our directors since we commenced operations in June 1993. He has been the President of S. C. Sherman & Company, Inc. and American Southwest Development Company, Inc., both commercial real estate development firms, since 1978. S. C. Sherman & Company, Inc. is also a real estate brokerage company. From April 1991 until September 1994, Mr. Sherman was also Executive Vice President of The Royce Company, a commercial real estate brokerage firm, and an affiliate of Great Western Financial Corporation. Mr. Sherman is a graduate of Allegheny

College and the Brooklyn Law School. Mr. Sherman currently serves as the Vice-Chair of the City of Albuquerque’s Airport Advisory Board.

Garrett Thornburg, our founder, has been our Chairman of the Board and one of our directors since we commenced operations in June 1993. From 1993 to 2007, he held the position of Chief Executive Officer of the Company until his resignation from that position in December 2007. He is also Chairman, Chief Executive Officer and sole director of the Manager. Mr. Thornburg is also sole Director of Thornburg Investment Management, Inc. (“TIM”), an investment advisory firm organized in 1982, and of Thornburg Securities Corporation (“TSC”), a registered broker-dealer that acts as a distributor of mutual funds managed by TIM and that has also participated as an underwriter in previous public offerings of the Company’s Common Stock. Mr. Thornburg owns all of the voting shares of TIM, TSC, and the Manager. Mr. Thornburg is also Trustee and Chairman of Trustees of Thornburg Investment Trust, a regulated investment company that is the issuer of fourteen of the Thornburg Mutual Funds. TIM is advisor to the fourteen Thornburg Mutual Funds, which as of December 31, 2007 had assets of $34.3 billion, and advisor to an additional $18.8 billion of institutional and separate investment accounts for high net worth clients. Mr. Thornburg currently is a member of the National Association of Real Estate Investment Trusts (“NAREIT”) Board of Governors, the Investment Company Institute Board of Governors and serves on the Board of Directors of the National Dance Institute of New Mexico as well as on the Board of Directors of the Santa Fe Institute. He is a graduate of Williams College, B.A., and Harvard University, M.B.A.

Class I Director Nominees – Terms Expiring in 2010

Anne-Drue M. Anderson has been one of our directors since December 2003. During 2000 and 2001, Ms. Anderson served as President of Neighborhood Housing Services of America, a non-profit housing-related firm in Oakland, California. Prior to that, she was an Executive Vice President and Director of Residential Lending for H.F. Ahmanson & Company and Home Savings of America, one of the nation’s largest full service consumer banks. She joined Home Savings as Treasurer in 1993 and in 1995 became the first female Executive Vice President in the 109-year history of the company. During her tenure at Home Savings, Ms. Anderson managed numerous areas, in addition to Residential Lending, including Secondary Marketing, Funds Management, Capital Markets, Online Banking, Corporate Marketing, Brand Management and Advertising. She currently serves as a director of Enterprise Development International, a non-profit micro lender that assists individuals in extreme poverty in numerous third world countries to create small businesses through subsidized lending and business training. Ms. Anderson is a Phi Beta Kappa graduate of Agnes Scott College, B.A., and the University of Texas at Austin, M.B.A.

David A. Ater has been one of our directors since March 1995. He is the owner of Ater and Associates, an owner/developer/broker of various commercial and residential real estate development projects, as well as a planning and management consulting firm with emphasis on property development based in Santa Fe, New Mexico. He is also a Trustee of Thornburg Investment Trust, a regulated investment company that is the issuer of fourteen of the Thornburg Mutual Funds. Mr. Ater is actively involved with a number of charitable and community organizations, and is a member of the New Mexico Amigos, the state’s official goodwill ambassadors. He has served as a trustee of St. John’s College, Annapolis, Maryland and Santa Fe, New Mexico; as director of the Santa Fe Opera and of Santa Fe’s United Way; and also served on the Executive Committee of the Lensic Performing Arts Corporation in Santa Fe. Mr. Ater has been involved in a variety of real estate development projects since 1980, and from 1970 to 1980, was employed by First National Bank of Santa Fe where he was President and Chief Executive Officer from 1978 to 1980. Mr. Ater is a graduate of Stanford University and of the National Commercial Lending School of the American Bankers Association.

Larry A. Goldstone, our co-founder, has been our President and one of our directors since we commenced operations in June 1993. From 1993 to 2007, he held the position of Chief Operating Officer of the Company. In December 2007, he was promoted to Chief Executive Officer of the Company. Mr. Goldstone is also a Managing Director of the Manager. From November 1991 until August 1992, Mr. Goldstone was employed at Downey Savings and Loan Association, where he was a Senior Vice President and Treasurer primarily responsible for cash and liquidity management, mortgage portfolio management, wholesale funding and interest rate risk management. Prior to his employment at Downey Savings, Mr. Goldstone was employed by Great American Bank, a federal savings bank, for a period of eight years where he held a variety of increasingly responsible positions, including Senior Vice President, and manager in the Treasury Department and in the Mortgage Portfolio Management Department. Mr. Goldstone has extensive experience in all facets of mortgage finance, interest rate risk management and hedging. Mr. Goldstone has a degree in economics from New Mexico State University, B.A., and received his M.B.A. from the University of Arizona.

Ike Kalangis has been one of our directors since January 2001. Mr. Kalangis has more than 30 years of experience in the banking industry. From 1993 to 1997, he was Chairman, President and Chief Executive Officer of Boatmen’s Sunwest,

Inc., a $4 billion multi-bank holding company with 13 community banks in New Mexico and El Paso, Texas, now Bank of America, N.A. (New Mexico). Prior to that time, Mr. Kalangis was Chairman, President and Chief Executive Officer of Sunwest Bank holding company, which then merged into Boatmen’s Sunwest. In January 2003, Mr. Kalangis was appointed by the Governor of New Mexico to the State Investment Council and served in that position through 2006. Mr. Kalangis presently serves on the Board of Directors for American Home Furnishings, Inc., the largest retail furniture operation in New Mexico. He also consults with a number of successful New Mexico family-owned businesses, including Kabana, Inc. (Mati), the largest jewelry manufacturing company in New Mexico, in connection with business, organizational and financial planning, and management succession. Mr. Kalangis is a graduate of Hardin Simmons University, B.S. and received his Master’s degree from the Southern Methodist University Graduate School of Banking.

Information Regarding the Board of Directors and Committees of the Board

The Board of Directors has established the following committees: the Audit Committee, the Nominating/Corporate Governance Committee, the Compensation Committee and the Executive Committee. The Board of Directors has adopted written charters for the Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee, current versions of which are available on our website at www.thornburgmortgage.com under the “Investors—Corporate Governance” section. You may find our Code of Business Conduct and Ethics and our Corporate Governance Guidelines in the Corporate Governance section of our website, as well. These documents are also available in print to anyone who requests them by writing to us at the following address: 150 Washington Avenue, Suite 302, Santa Fe, New Mexico 87501, or by phoning us at (505) 989-1900.

The Board of Directors held six meetings during 2007. Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which each served during 2007.

The Company encourages all directors to attend the 2008 Annual Meeting. All of our directors attended the 2007 annual meeting of shareholders.

Audit Committee

The Audit Committee consists of four Independent Directors: Mr. Mullin (Chair), Ms. Anderson, Mr. Ater and Mr. Sherman. Each of the Audit Committee members meets the independence standards for Audit Committee members under the NYSE’s listing standards, applicable SEC regulations and our bylaws. The Audit Committee met thirteen times in 2007. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities and in monitoring: (i) the integrity of our financial statements and financial reporting process, (ii) the auditors’ qualifications and independence, (iii) the performance of our internal audit function and (iv) our process for monitoring compliance with laws and regulations. The Audit Committee selects our independent auditors and directly oversees their work, confirms the scope of audits to be performed by the auditors, reviews audit results and internal accounting and control procedures and policies, pre-approves all audit and permitted non-audit services to be performed for us by the independent auditors, reviews and approves the fees paid to the independent auditors, and reviews and recommends inclusion of our audited financial statements in our periodic reports that are filed with the SEC.

The Board of Directors has determined that Mr. Mullin, Ms. Anderson and Mr. Ater meet the SEC’s criteria for Audit Committee financial experts.

On [                    ], 2008, the Audit Committee issued the following report:

THORNBURG MORTGAGE, INC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reviews the Company’s financial reporting process, its system of internal controls, its audit process and its process for monitoring compliance with laws and regulations. Each of the four Audit Committee members satisfies the definition of an independent director as established in the NYSE Listing Standards, applicable SEC regulations and the Company’s bylaws. All members are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. The Board of Directors has determined that Mr. Mullin, Ms. Anderson and Mr. Ater meet the SEC’s criteria for Audit Committee financial experts.

The Audit Committee reviewed the audited consolidated financial statements of the Company for the year ended December 31, 2007 and discussed such statements with management. The Audit Committee discussed with KPMG LLP

(“KPMG”), the Company’s independent registered public accounting firm for the year 2007, the matters required to be discussed by AICPA Statement on Auditing Standards No. 114, as may be modified or supplemented.

The Audit Committee received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and discussed with KPMG its independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007, and be filed with the SEC. The Audit Committee also appointed KPMG to serve as the Company’s independent auditors for the year 2008.

This report of the Audit Committee shall not be deemed to be soliciting material or incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically requests that this information be treated as soliciting material or specifically incorporates this information by reference, nor shall it be deemed filed under such Acts.

AUDIT COMMITTEE:	Francis I. Mullin III, Chair Anne-Drue M. Anderson David A. Ater Stuart C. Sherman	[ ], 2008

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of four Independent Directors: Mr. Lopez (Chair), Mr. Cutler, Mr. Kalangis and Mr. Mullin. All of the members of the Nominating/Corporate Governance Committee are independent as defined by the NYSE’s listing standards and our bylaws. The Nominating/Corporate Governance Committee recommends to the entire Board of Directors nominees for election as directors. The Nominating/Corporate Governance Committee considers potential nominees brought to its attention by any director or officer of the Company and will consider such candidates based on their backgrounds, skills, expertise, accessibility and availability to serve effectively on the Board.

The Nominating/Corporate Governance Committee will be responsible for responding to requests from certain investors in the Company who have been granted the right to designate up to five directors of the Company under the Warrant Agreement, as described above. The Nominating/Corporate Governance Committee will also consider nominees recommended by shareholders. Shareholders should submit the candidate’s name, credentials, contact information and his or her written consent to be considered as a candidate to Mr. Lopez in care of the Company at the Company’s address no later than November 20, 2008. The proposing shareholder should also include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long). The Nominating/Corporate Governance Committee also recommends to the Board of Directors the assignment of directors to committees, including the designation of committee chairs. In addition, the Nominating/Corporate Governance Committee is responsible for overseeing the implementation of, and periodically reviewing, our Corporate Governance Guidelines, as well as overseeing the Board of Directors’ annual review and evaluation of the performance of management and the Manager (defined below). The Nominating/Corporate Governance Committee met two times during 2007.

Compensation Committee

The Compensation Committee consists of three Independent Directors: Mr. Kalangis (Chair), Mr. Cutler and Mr. Lopez. All of the members of the Compensation Committee are independent as defined by the NYSE’s listing standards and our bylaws. The Compensation Committee oversees the annual review by the Independent Directors of the fees paid by the Company to the Manager. The Compensation Committee also administers our Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”) and approves the grant of awards under the Plan. The Compensation Committee met five times during 2007.

Compensation Committee Interlocks and Insider Participation

Currently, the members of the Compensation Committee are Messrs. Kalangis, Cutler and Lopez. Each of Messrs. Kalangis, Cutler and Lopez has obtained one or more residential first lien mortgage loans from us as described in the section of this proxy statement entitled “Transactions with Related Persons.”

Executive Committee

The Executive Committee consists of Mr. Thornburg (Chair), Mr. Ater and Mr. Sherman. The Executive Committee meets to consider various matters delegated by the Board of Directors and to make recommendations to the Board of Directors regarding such matters. The Executive Committee met once in 2007.

Mandatory Retirement Age

The Board of Directors has adopted a policy requiring non-management directors to retire at the age of 75.

Executive Sessions of the Board of Directors

An executive session of all non-management directors to review the performance of management and the Company and any related matters is held immediately preceding each regularly scheduled quarterly meeting of the Board of Directors, with the exception of the executive session held prior to the regularly scheduled July meeting of the Board of Directors, which is limited to Independent Directors only. Either the chair of the Audit Committee or the chair of the Nominating/Corporate Governance Committee chairs these meetings.

Communications with the Board of Directors

Shareholders and other interested parties may send communications to the Board of Directors at the following address: 150 Washington Avenue, Suite 302, Santa Fe, New Mexico, 87501, or by e-mail to ir@thornburgmortgage.com, specifying whether the communication is directed to the entire Board of Directors, the non-management directors, the Independent Directors or to a particular director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO ELECT THE THREE CLASS II DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

PROPOSAL NO. 2: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 500 MILLION TO 4 BILLION SHARES.

On March 26, 2008, the Board of Directors adopted resolutions (1) declaring that an amendment to the Company’s charter (the “Amendment”) to increase the number of authorized shares of our capital stock from 500 million to 4 billion shares was advisable and (2) directing that a proposal to approve the Amendment be submitted to our shareholders for approval. Under Maryland law, approval of the Amendment requires the affirmative vote of the holders of outstanding shares of Common Stock and Series F Preferred Stock entitled to cast two-thirds of the votes on the Proposal, voting together as a single class. The Amendment will amend, restate and repeal Article FIFTH, Section (A) of the Company’s charter and replace it in its entirety as follows:

The total number of shares of stock of all classes which the Corporation has the authority to issue is four billion (4,000,000,000) shares of capital stock, par value one cent ($0.01) per share, amounting in aggregate par value to forty million dollars ($40,000,000). Of these shares, six million, five hundred twenty five thousand (6,525,000) shares have been designated as 8.00% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, four million (4,000,000) shares have been designated as Series D Adjusting Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, three million one hundred sixty-two thousand, five hundred (3,162,500) shares have been designated as 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share, and thirty million, three hundred twenty six thousand, seven hundred fifteen (30,326,715) shares have been designated as 10% Series F Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share. All of the remaining shares are initially classified as ‘Common Stock.’ The Board of Directors may classify and reclassify any unissued shares of Common Stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of such shares of stock.

Approval of the Amendment will not affect the rights of the holders of currently outstanding shares of Common Stock, except for effects inherent in increasing the number of shares of the Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock.

Except as otherwise described below, the additional shares may be issued at the discretion of the Board of Directors, without further shareholder approval (subject to certain provisions of Maryland law and the rules of the NYSE), for various purposes, including (without limitation) raising capital and providing incentives to employees, officers, directors and other persons expected to provide significant services to us.

As of April 16, 2008, approximately 264,578,696 shares of Common Stock, approximately 30,326,715 shares of Series F Preferred Stock, 3,162,500 shares of 7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), 4,000,000 shares of Series D Adjusting Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series D Preferred Stock”), and 6,525,000 shares of 8.00% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock:”), were issued and outstanding. Additional shares of Common Stock are reserved for issuance upon the conversion of outstanding shares of Series F Preferred Stock, exercise of warrants issued or to be issued to investors in the Notes and to the counterparties to the Override Agreement, as well as for future issuance under our dividend reinvestment plan.

The Board of Directors unanimously recommends that shareholders vote “FOR” Proposal 2, to approve an amendment to the Company’s charter to increase the number of authorized shares of capital stock. The Board of Directors believes approval of Proposal 2 is vital to allow the Company to continue as a going concern, and to provide a sufficient reserve of shares for future needs and growth.

Background and Reasons for the Financing Transaction

Beginning in August of 2007, we were forced to make a series of difficult decisions when financing for mortgage-backed securities and mortgage loans became difficult to obtain due to the almost total collapse of the secondary mortgage market where we secure financing for our acquired and originated adjustable-rate mortgage (“ARM”) assets. We met these challenges by taking a number of initiatives in the third quarter of 2007, including the sale of $21.9 billion of our mortgage assets, the pay-down of approximately $21.4 billion of operating debt, the termination of $44.0 billion of interest rate hedging instruments, and the completion of a preferred stock capital raise of $545.3 million. These steps were necessary to reduce our exposure to increased margin requirements on our borrowings and hedging transactions that occurred as market values on mortgage backed securities and hedging instruments simultaneously declined.

Beginning on February 14, 2008, mortgage securities prices once again declined significantly, and there was a deterioration in the liquidity and market prices for high quality mortgage securities in our portfolio. This made it difficult for us to obtain financing, and as a result of these declining prices, we were subject to margin calls due to price deterioration and margin increases on these collateralized financings. From December 31, 2007, through March 6, 2008, we received $1.8 billion in margin calls, of which approximately $907 million occurred after February 14, 2008. While we were able to meet margin calls of $1.2 billion, at March 6, 2008, we were unable to meet $610 million of remaining margin calls. Despite daily negotiations with our reverse repurchase agreement counterparties during the first two weeks of March, by March 12, 2008, we had received notices of events of default from five different reverse repurchase agreement counterparties, on an aggregate amount of $1.8 billion in outstanding obligations to these counterparties.

Despite these default notices, we continued to negotiate with our reverse repurchase agreement counterparties and on March 17, 2008, we entered into a 364-day Override Agreement with our remaining reverse repurchase agreement and auction swap agreement counterparties. In this agreement with our financing counterparties, they reduced their margin requirements for our collateralized borrowings and suspended for 364 days their rights to invoke further margin calls subject to several conditions, the most important of which was that the company raise $1 billion in new capital. If the Override Agreement had not remained in effect as a result of any failure of ours to raise the required new capital, the counterparties to our reverse repurchase agreements would have had the right to foreclose on their collateral, which would have likely led to a liquidation of the Company’s mortgage-backed securities portfolio at distressed prices and resulted in no recovery of value for our common or preferred shareholders.

With the Override Agreement in place, our management immediately began pursuing a number of strategic alternatives, and on March 19, 2008, the Company initiated a public offering of $1 billion in convertible senior subordinated notes. Despite having favorable terms, the proposed offering failed to attract enough investor interest to satisfy the capital-raising condition of the Override Agreement, and our management team and Board of Directors continued to explore every reasonably available option to preserve shareholder value, including, but not limited to, asset liquidation, the sale of the Company to a third party, and even filing for bankruptcy, which would have triggered an immediate default under our reverse repurchase agreements and likely resulted in no recovery for our common and preferred shareholders. On March 24, 2008, with the Override Agreement deadline approaching and with no other viable offers, the Company received a proposal from MatlinPatterson to participate as lead investor in a private placement of up to $1.35 billion in principal amount of our Notes, warrants and participations in the Principal Participation Agreement. After receiving extensions from the counterparties to the Override Agreement, we were able to successfully raise $1.35 billion, $200 million of which is held in escrow (the “Escrowed Funds”) as discussed below, thereby fulfilling the Company’s most immediate obligation under the Override Agreement.

Description of Certain of Our Financing Agreements

The Notes have an initial interest rate of 18% per annum, which will be lowered to 12% per annum upon approval of Proposal 2 by June 15, 2008, the issuance of additional warrants to purchase shares of Common Stock to the investors in the Principal Participation Agreement as described below and the completion of a Successful Tender Offer by June 30, 2008. Accordingly, if Proposal 2 is not approved, the Company will be required to pay approximately $69 million in additional interest on the Notes each year through their maturity date. The interest rate on the Notes may also be increased by an additional 1% per annum if we do not satisfy certain registration requirements by July 29, 2008.

The Notes are secured by a lien on substantially all of the Company’s assets as well as by a guarantee provided by certain of our significant subsidiaries. The Notes are scheduled to mature on March 31, 2015, and are generally not subject to early prepayment by the Company. The indenture governing the Notes prohibits the Company from issuing additional debt that is senior to or pari passu with the Notes. However, the Company’s existing senior notes due 2013 are expressly permitted.

We sold to each investor in the Principal Participation Agreement, for an aggregate purchase price of $100 million, an interest in the then unpaid principal amount of the mortgage-backed securities and our rights under any repurchase agreements, reverse repurchase agreements, swap agreements, loan agreements and other agreements to which we are a party relating to the foregoing and other consideration outlined in the Principal Participation Agreement. Such amounts (minus any amounts to be paid in accordance with the Override Agreement, each financing agreement listed in the Override Agreement and all other transactions in effect on March 31, 2008) are to be paid on the last business day of each month. Such payments will commence on March 19, 2009, following termination of the Override Agreement and will continue until March 31, 2015 or the earlier termination of the Principal Participation Agreement. Upon approval of Proposal 2 by June 15, 2008, the completion of a Successful Tender Offer by June 30, 2008 and the issuance of additional warrants to the investors in the Principal Participation Agreement, we will be entitled to terminate the Principal Participation Agreement.

If the Principal Participation Agreement is not terminated earlier as described above, it will terminate on March 31, 2015, at which time we will be required to pay to the investors in the Principal Participation Agreement their pro rata share of the fair market value of the remaining unpaid amounts set forth in the preceding paragraph, after deducting amounts required to be paid in respect of repurchase agreements or other transactions in effect as of the date hereof or any refinancing approved by the Majority Participants. We may not transfer the assets subject to the Principal Participation Agreement for an amount below par, except to continue to finance those assets in the ordinary course of business consistent with past practice. The refinancing of all or substantially all of the obligations covered by the Override Agreement would require us to obtain the prior approval of the Majority Participants. The June 15, 2008 and June 30, 2008 deadlines for approval of Proposal 2 and completion of a Successful Tender Offer, respectively, may be extended with the written consent of the Majority Participants.

In connection with the financing transactions described in this discussion of Proposal 2, we intend to conduct a tender offer for all of our outstanding preferred stock at a price of $5 per $25 of liquidation value, plus, upon approval of Proposal 2, warrants to purchase an aggregate of 5% of our Common Stock outstanding on a fully diluted basis or an equivalent number of shares of our Common Stock, or other consideration if Proposal 2 is not approved (the “Tender Offer”). If Proposal 2 is approved, we intend to issue to preferred shareholders in the Tender Offer warrants to purchase, at a price of $0.01 per share, approximately 154,794,289 shares of Common Stock, or an equivalent number of shares of Common Stock representing approximately 5% of our outstanding Common Stock on a fully-diluted basis. The cash portion of the Tender Offer will be financed by the Escrowed Funds. Upon approval of Proposal 2 by June 15, 2008, the completion of a Successful Tender Offer by June 30, 2008 and the issuance of additional warrants to investors in the Principal Participation Agreement, the interest rate on the Notes will decrease to 12% per annum and we will be entitled to terminate the Principal Participation Agreement. The terms of a Successful Tender Offer may be changed with the written consent of the Majority Participants.

If Proposal 2 is approved by June 15, 2008 and we complete a Successful Tender Offer on or prior to June 30, 2008, then the investors that contributed the Escrowed Funds have agreed to purchase up to $200 million aggregate principal amount of Notes with their Escrowed Funds, pro rata, in the aggregate amount necessary to pay the cash consideration payable in the Tender Offer, and they will receive their pro rata share of 29,322,879 warrants that were placed in escrow by the Company. Escrowed warrants that are not distributed to investors that contributed the Escrowed Funds on or prior to June 30, 2008 will be distributed to all investors in the Notes pro rata according to the aggregate principal amount of the Notes purchased by them, including any additional Notes purchased with Escrowed Funds.

Investors and the counterparties to the Override Agreement have each agreed to exercise the warrants issued to them in connection with the transactions described above as promptly as practicable after April 11, 2008 and from time to time thereafter to the extent permitted by applicable law. In the aggregate, the shares of Common Stock issuable upon exercise of the warrants issued to purchasers of the Notes on March 31, 2008 and the escrowed warrants described above would represent approximately 39.6% of our outstanding Common Stock on a fully diluted basis. Upon approval of Proposal 2 and the completion of a Successful Tender Offer, the holders of the interests in the Participation Agreement and the investors that contributed Escrowed Funds will receive warrants to purchase, at a price of $0.01 per share, that number of shares of Common Stock which, when added to the shares of Common Stock issuable upon the exercise of the warrants previously issued to investors, will constitute 90% of the shares of Common Stock outstanding on a fully diluted basis after giving effect to such issuance and all anti-dilution adjustments in all existing instruments and agreements of the Company and will constitute 87.8% of the fully diluted shares of Common Stock after giving effect to the anticipated issuance of warrants, or an equivalent number of shares of Common Stock, in the Tender Offer.

Effect of the Proposal

Upon approval of Proposal 2, and after completion of all of the transactions described above, holders of our Common Stock existing as of April 11, 2008, will hold approximately 5.5% of our outstanding Common Stock on a fully diluted basis. If this Proposal is not approved, holders of Common Stock existing as of April 11, 2008 will hold approximately 60.4% of our outstanding Common Stock on a fully diluted basis.

All of the 500 million shares of capital stock currently authorized by the Company’s charter are either outstanding or reserved for issuance under our dividend reinvestment plan, upon the conversion of outstanding shares of preferred stock or upon the exercise of warrants issued to investors in the recent financing transaction and the counterparties under the Override Agreement. Therefore, there are currently no shares available for issuance. Upon approval of Proposal 2 and completion of all the transactions described in this discussion of Proposal 2, approximately 3.09 billion shares of Common Stock will be issued and outstanding on a fully diluted basis. Holders of our Common Stock existing as of April 11, 2008 will hold less than 200 million of those approximately 3.09 billion shares of Common Stock. Following such events, the holders of our Common Stock and Series F Preferred Stock existing as of April 11, 2008 will lose significant voting power, may lose the right to receive any control premium in a future sale of control of the Company and generally will no longer have the ability to control the affairs of the Company.

There will be significant adverse consequences to the Company if Proposal 2 is not approved and a Successful Tender Offer does not occur. The interest rate we must pay on the Notes will remain at 18% per annum and will not be reduced to 12% per annum, resulting in an additional annual payment of approximately $69 million to the holders of the Notes through March 2015. Investors holding interests in the Principal Participation Agreement will be entitled to receive a monthly payment equal to the principal payment that we receive on the mortgage securities collateralizing our reverse repurchase agreement obligations identified as collateral under the Override Agreement, after deducting payments due under the reverse repurchase agreements relating to those assets. Investors in the Principal Participation Agreement would also be entitled to a payment on March 31, 2015 equal to the fair market value of such assets in excess of any financing related to those assets. The payments owed to the investors under the Principal Participation Agreement will represent a significant reduction in the Company’s monthly cash flow commencing on March 19, 2009 through March 31, 2015, making it difficult for the Company to resume normal operations, generate earnings and pay dividends. Additionally, all of the recovery of the unrealized fair market value loss recorded on these assets would be recovered by investors in the Principal Participation

Agreement, as opposed to being recovered by the Company for the benefit of our shareholders. Approval of Proposal 2, completion of a Successful Tender Offer and the issuance of additional warrants to the investors under the Principal Participation Agreement will permit the Company to terminate the Principal Participation Agreement and thereby avoid having to make any such payments. The Board of Directors believes approval of Proposal 2 is vital to allow the Company to continue as a going concern, and to provide a sufficient reserve of capital stock for future needs and growth.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 500 MILLION TO 4 BILLION SHARES. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

PROPOSAL NO. 3: PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO MODIFY THE TERMS OF EACH SERIES OF THE COMPANY’S PREFERRED STOCK.

As discussed under “Background and Reasons for the Financing Transaction” in Proposal 2, the Company must complete a Successful Tender Offer in order for the interest rate on the Notes to be reduced from 18% per annum to 12% per annum, to have the right to terminate the Principal Participation Agreement and to otherwise effectuate fully the financing transaction. As part of the financing transaction, the Company agreed to, as a condition of the Tender Offer, solicit consents to modify the terms of each series of preferred stock. If the amendment to the Company’s charter described in Proposal 3 is not approved by June 30, 2008, the Company will not be able to complete a Successful Tender Offer, resulting in the consequences described in Proposal 2.

On April [            ], 2008, the Board of Directors adopted resolutions declaring that an amendment to the Company’s charter to modify the terms of our preferred stock as described below was advisable. The Board of Directors directed that a proposal to approve this amendment be submitted to the holders of Common Stock and Series F Preferred Stock for their consideration at the 2008 Annual Meeting, voting together as a single class, and to the holders of each outstanding series of preferred stock, with the holders of each series of preferred stock voting as a class separate from the holders of each other series of preferred stock and from the holders of Common Stock and Series F Preferred Stock, in a consent solicitation to be made in connection with the Tender Offer. The text of this amendment is set forth in Annex A to this proxy statement. The proposed amendment would make the following changes to the provisions of the Company’s existing series of preferred stock:

Series C Preferred Stock

1.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends for all dividend periods ended before the effective date of the amendment;

2.	Eliminate the provisions prohibiting the payment of dividends on junior stock and prohibiting the purchase of junior or parity stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment;

3.	Eliminate the provision prohibiting the Company from electing to redeem Series C Preferred Stock before March 22, 2010;

4.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series C Preferred Stock, or redeeming or repurchasing any junior or parity stock, if full cumulative dividends for all past dividend periods and the then-current dividend period have not been paid or declared and set apart for payment;

5.	Eliminate the right of holders of Series C Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods; and

6.	Eliminate the right of holders of Series C Preferred Stock to consent to or approve the authorization or issuance of preferred stock senior to the Series C Preferred Stock.

Series D Preferred Stock

1.	Eliminate the provision increasing the dividend rate by 1% if either (i) the Series D Preferred Stock is not listed on a national stock exchange or (ii) the Company is not subject to Exchange Act reporting requirements;

2.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends for all dividend periods ended before the effective date of the amendment;

3.	Eliminate the provisions prohibiting the payment of dividends on junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends for all past dividend periods are not paid or declared and set apart for payment;

4.	Eliminate the provision prohibiting the Company from electing to redeem Series D Preferred Stock before November 21, 2011;

5.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series D Preferred Stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment;

6.	Eliminate the right of holders of Series D Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

7.	Eliminate the right of holders of Series D Preferred Stock to consent to or approve the authorization or issuance of preferred stock senior to the Series D Preferred Stock; and

8.	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series D Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

Series E Preferred Stock

1.	Eliminate the provision increasing the dividend rate by 1% if either (i) the Series E Preferred Stock is not listed on a national stock exchange or (ii) the Company is not subject to Exchange Act reporting requirements;

2.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends for all dividend periods ended before the effective date of the amendment;

3.	Eliminate the provisions prohibiting the payment of dividends on junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment;

4.	Eliminate the provision prohibiting the Company from electing to redeem Series E Preferred Stock before June 19, 2012;

5.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series E Preferred Stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment;

6.	Eliminate the right of holders of Series E Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

7.	Eliminate the right of holders of Series E Preferred Stock to consent to or approve the authorization or issuance of preferred stock senior to the Series E Preferred Stock; and

8.	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series E Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

Series F Preferred Stock

1.	Make dividends non-cumulative and eliminate all accrued but unpaid dividends for all dividend periods ended before the effective date of the amendment;

2.	Eliminate the provisions prohibiting the payment of dividends on junior stock and prohibiting the purchase or redemption of junior or parity stock if full cumulative dividends for all past dividend periods have not paid or declared and set apart for payment;

3.	Eliminate the provisions prohibiting the Company from electing to redeem Series F Preferred Stock before September 7, 2012;

4.	Eliminate the provision prohibiting the Company from redeeming less than all of the outstanding Series F Preferred Stock if full cumulative dividends for all past dividend periods have not been paid or declared and set apart for payment;

5.	Eliminate the right to vote together as a single class with holders of common stock on all matters on which the holders of Common Stock are entitled to vote;

6.	Eliminate the right of holders of Series F Preferred Stock to elect two directors if dividends are in arrears for six quarterly periods;

7.	Eliminate the right of holders of Series F Preferred Stock to consent to or approve the authorization or issuance of preferred stock senior to the Series F Preferred Stock; and

8.	Eliminate the provision requiring the Company to mail annual and quarterly reports to holders of the Series F Preferred Stock if the Company is not subject to Exchange Act reporting requirements.

Under Maryland law and our charter, the approval of Proposal 3 requires the affirmative vote of holders of shares of Common Stock and Series F Preferred Stock entitled to cast two-thirds of the votes entitled to be cast on the proposal, voting as a single class, and the consent of the holders of 66 2/3% of the outstanding shares of each series of Preferred Stock. At the 2008 Annual Meeting, the Company is seeking the approval of the holders of the Company’s Common Stock and Series F Preferred Stock, voting as a single class, to the amendment to our charter to modify the terms of each series of our preferred stock. The Company will require that the holders of each series of preferred stock consent to the modifications to the terms of each series of preferred stock owned by them as a condition to tendering their shares in the Tender Offer.

If Proposal 3 is approved by holders of Common Stock and the Series F Preferred Stock, voting as a single class, at the 2008 Annual Meeting, the amendment to modify the terms of each series of our preferred stock will not become effective with respect to any series unless it is also approved by the requisite vote of the holders of such series and Articles of Amendment setting forth the amendment are filed with the State Department of Assessments and Taxation of Maryland. At any time before or after our shareholders approve the proposed amendment, our Board of Directors, with the consent of the Majority Participants, may determine to make less than all of the modifications described above to the terms of any or all of our series of preferred stock. If this occurs, we will file Articles of Amendment that include only the modifications that a majority of our Board of Directors, with the consent of the Majority Participants, determine to make. Even if some or all of the provisions of the proposed amendment are approved by our shareholders as required by Maryland law and our charter, we will not file Articles of Amendment to amend our charter to modify any of the terms of our preferred stock unless a sufficient number of preferred shareholders have tendered their preferred stock to allow us to complete a Successful Tender Offer.

Each series of the Company’s preferred stock is currently listed for trading on the NYSE. Upon approval of the proposed modifications and the completion of a Successful Tender Offer, the Company anticipates that each series of preferred stock will be de-listed from the NYSE. Upon the de-listing of the Company’s preferred stock, it is expected that the ability to trade such preferred stock will be significantly diminished. To the extent permitted by applicable laws and regulations, we will also seek to have each series of preferred stock de-registered for purposes of the Exchange Act.

Approval of Proposal 3 is a condition to the Company’s ability to conduct a Successful Tender Offer. If this amendment is not approved, the condition that the Company complete a Successful Tender Offer will not be satisfied. Accordingly, we are presenting all of the proposed modifications as one proposal in this proxy statement.

Effects of the Proposed Amendment on the Company’s Preferred Stock

The paragraphs below describe the effects of the proposed amendment to the Company’s charter to modify the terms of each series of its preferred stock. Only holders of the Company’s preferred stock who do not tender their shares in the Tender Offer will remain holders of preferred stock after the proposed modifications are approved by our shareholders and become effective. With the consent of the Majority Participants, a majority of our Board of Directors may determine to make less than all of the modifications described herein to the terms of any or all of our series of preferred stock, so the amendment, when it takes effect, may not have all of the effects described in this proxy statement. The following summary of the effects of the proposed amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the amendment, as set forth in its entirety in Annex A.

Reduction of Voting Rights.

Currently, our charter provides that, if dividends on any series of preferred stock remain unpaid for six or more quarterly periods, whether or not consecutive, the number of directors will automatically increase by two and the holders of that series of preferred stock, voting as a single class together with any other series of preferred stock upon which similar voting rights have been conferred and are exercisable, will be entitled to elect two directors at all times that any dividends accumulated on that series of preferred stock have not been declared and paid or set apart for payment. The term of these two directors will end, and the number of directors will automatically decrease by two, at such time as all dividends accumulated on shares of any series of preferred stock or any parity stock have been paid in full or declared and set apart for payment.

Our charter also provides that, so long as shares of any series of preferred stock remain outstanding, without the approval of holders of 66 2/3% of the outstanding shares of that series, we may not:

1.    authorize or create, or increase the authorized or issued amount of, any class or series of stock that ranks senior with respect to dividends or upon liquidation to our existing series of preferred stock, or issue any securities evidencing, convertible into or exchangeable or exercisable for shares of any such senior class or series of stock; or

2.    subject to certain exceptions, amend, alter or repeal the provisions of our charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of preferred stock.

In addition, each holder of Series F Preferred Stock is currently entitled to cast one vote for each share of Common Stock into which the holder’s shares of Series F Preferred Stock are then convertible (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), on any matter on which holders of Common Stock are entitled to vote, and voting as a single class with holders of Common Stock.

The proposed amendment applies to each series of preferred stock and would eliminate all of the voting rights of the preferred stock described above, except for the right to approve certain amendments to our charter. If approved, the proposed amendment would eliminate the right of holders of preferred stock to become involved in management of the Company by electing directors upon the Company’s failure to pay dividends and of holders of Series F Preferred Stock to vote together with holders of Common Stock in the election of directors or on any matter upon which the holders of Common Stock are entitled to vote.

After the effectiveness of the proposed amendment, the sole voting right of holders of any series of preferred stock will be to approve any amendment, alteration or repeal of any provision of the Company’s charter, whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the that series of preferred stock or the holders thereof. The occurrence of an Event will not be considered to materially and adversely affect the rights of the holders of any series of preferred stock if shares of the series (or shares issued by a surviving entity in substitution for the series) remain outstanding with their terms materially unchanged (taking into account that upon the occurrence of an Event, the Company may not be the surviving entity). In addition, an increase in the number of authorized or outstanding shares of that series of preferred stock or Junior Stock (as defined below), or the authorization, creation, issuance or increase in the authorized or outstanding number of shares of any other class or series of preferred stock or Junior Stock ranking senior to or on a parity with or junior to that series of preferred stock, will also not be considered to materially and adversely affect the rights of the holders of that series of preferred stock.

Modifications to Dividend Rights

Currently, the Company’s charter provides that dividends on each existing series of preferred stock accrue and are cumulative, and holders of preferred stock are entitled to receive full cumulative dividends accrued on outstanding shares of each series of preferred stock for all past dividend periods (and any partial portion of the then-current dividend period) upon the occurrence of certain events, including the redemption of such shares, the Company’s liquidation or dissolution or, for shares of Series E Preferred Stock and Series F Preferred Stock, the conversion of such shares at the Company’s election. The Company must pay or declare and set apart for payment full cumulative dividends accrued for all past dividend periods on shares of each series of preferred stock before the Company may pay dividends on shares of stock of any class or series that is junior to that series of preferred stock (“Junior Stock”) and before the Company may redeem or repurchase shares of Junior Stock or stock of any class or series on parity with that series of preferred stock (“Parity Stock”). The Company also must pay or declare and set apart for payment full cumulative dividends accrued for any partial current dividend period on shares of Series C Preferred Stock before the Company may redeem or repurchase shares of stock that are junior to or on parity with the Series C Preferred Stock.

Upon the effectiveness of the proposed amendment, each series of preferred stock will no longer have the right to receive dividends accrued during any past dividend period, including any dividend period ended before the proposed amendment becomes effective, and any dividends accrued during past dividend periods will no longer be payable upon conversion or redemption of shares of any series of preferred stock or upon liquidation or dissolution of the Company. The proposed amendment would eliminate each of the other restrictions described above and allow the Company to declare and pay dividends on shares of Common Stock or any other series of Junior Stock, or redeem, repurchase or make other payments to holders of Junior Stock or Parity Stock without paying or setting apart for payment any dividends on shares of any series of preferred stock. The proposed amendment would also allow the Company to repurchase less than all of the shares of any series of preferred stock, or redeem or repurchase shares of another series of preferred stock, without declaring and paying or setting apart for payment any dividends on the other outstanding shares of preferred stock.

As noted above, the Board of Directors has previously determined that the Company does not have sufficient liquidity to make scheduled dividend payments on its preferred stock, and on March 24, 2008, the Company suspended the payment of dividends on all series of its preferred stock. We are unable to currently predict when, if at all, the Company will be in a financial position to resume dividend payments on its preferred stock, and do not anticipate being able to pay any such dividends until after the Override Agreement is terminated.

The Company’s charter also provides that the rate at which dividends accrue on outstanding shares of Series D Preferred Stock and Series E Preferred Stock currently will increase by 1% if shares of that series cease to be listed on the NYSE, AMEX or NASDAQ, or if the Company ceases to be subject to the reporting requirements of the Exchange Act. Series D Preferred Stock and Series E Preferred Stock are currently listed for trading on the NYSE. However, upon approval of Proposals 2 and 3 and the completion of a Successful Tender Offer, the Company intends to request that the Series D Preferred Stock and Series E Preferred Stock be de-listed from the NYSE. If the proposed amendment is approved, holders of Series D and Series E Preferred Stock will not be entitled to an increase in the dividend rate if those series of preferred stock are de-listed from the NYSE.

The proposed amendment will not change the other terms of any series of preferred stock relating to dividends, including the base rate at which dividends accrue, the payment dates for dividends or provisions of our charter that require us, if we pay less than the full amount of dividends for any dividend period, to pay dividends among the holders of each series of preferred stock pro rata, based on the respective amounts of unpaid dividends that are payable on each such share of preferred stock and Parity Stock for such period.

Modifications to Liquidation Rights

The Company’s charter requires it, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, to pay to the holders of each series of preferred stock, the $25 liquidation preference per share plus full cumulative dividends accrued through the day of payment. The proposed amendment would eliminate the right to receive upon liquidation the amount of any accrued dividends, although holders of each series of preferred stock would still be entitled to receive the liquidation preference per share.

Modifications to Optional Redemption Provisions

Our charter prohibits us from electing to redeem shares of Series C Preferred Stock before March 22, 2010, Series D Preferred Stock before November 21, 2011, Series E Preferred Stock before June 19, 2012 or Series F Preferred Stock before September 7, 2012 and, after such dates, permits us to redeem shares of each series of preferred stock for a redemption price equal to the $25 liquidation preference per share, plus the amount of full cumulative dividends accrued on such share for all past dividend periods and any partial portion of the then-current dividend period. Our charter requires us to declare and pay, or set apart for payment, all cumulative dividends for all past dividend periods on each series of preferred stock before we redeem less than all of the outstanding shares of that series of preferred stock. Further, we may not redeem less than all of the outstanding shares of Series C Preferred Stock unless we declare and pay, or set apart for payment, full, cumulative dividends on all outstanding shares of Series C Preferred Stock for the then-current dividend period. As described above in the discussion of Proposal 2, the Company intends to conduct a Tender Offer in which it will seek to acquire all of its preferred stock. The Tender Offer may be a Successful Tender Offer even if all shares of preferred stock outstanding are not tendered. In that event, a small portion of each series of preferred stock may remain outstanding following completion of a Successful Tender Offer.

The Company’s charter currently prohibits it from completing a Tender Offer without paying full cumulative dividends accrued on all outstanding shares of preferred stock for all past dividend periods and on outstanding shares of Series C Preferred Stock for the then-current dividend period. The proposed amendment would allow the Company to complete a Successful Tender Offer without paying accrued dividends on any shares of preferred stock, including any shares that will remain outstanding following the completion of a Successful Tender Offer.

The proposed amendment would also allow the Company to elect to redeem any number of shares of any series of preferred stock, at any time, for a redemption price equal to the liquidation preference per share, without paying or declaring and setting apart for payment any accrued but unpaid dividends on the redeemed shares of preferred stock or paying or declaring and setting apart for payment any dividends to holders of any other series of preferred stock. If the redemption date for shares of any series of preferred stock falls after the record date but before the payment date of any dividend declared by the Corporation on that series of preferred stock, holders of any redeemed shares of any series of preferred stock will be entitled to receive the dividend when and as paid by the Company. The proposed amendment will not change the existing procedures for redemption of any series of preferred stock or the requirement that, if we redeem less than all of the shares of any series of preferred stock, we will redeem shares of such series pro rata among the holders of that series in proportion to the number of shares held by such shareholders or by lot or by any other equitable manner determined by the Board of Directors.

Modifications to Conversion Rights of Series E Preferred Stock and Series F Preferred Stock

The Company’s charter currently requires it, upon any conversion of shares of Series E Preferred Stock and Series F Preferred Stock at the option of the Company, to pay to the holder of any shares of Series E Preferred Stock and Series F Preferred Stock called for conversion, all unpaid dividends that are in arrears as of the applicable conversion date. The proposed amendment would eliminate the right to receive, upon conversion of shares of Series E Preferred Stock or Series F Preferred Stock at the Company’s option, the amount of any accrued and unpaid dividends, although holders of shares of Series E Preferred Stock or Series F Preferred Stock converted at the Company’s option after the record date but before the payment date of any dividend declared by the Company remain entitled to receive such dividend on the applicable payment date. Holders of shares of Series E Preferred Stock and Series F Preferred Stock exercising their right to elect to convert shares of Series E Preferred Stock or Series F Preferred Stock after the record date but before the payment date of any dividend declared by the Company will remain entitled to receive such dividend on the applicable payment date, but will also remain required to pay to the Company upon conversion of their shares of preferred stock, an amount equal to the dividend to be paid.

Elimination of Annual and Quarterly Reporting Requirements

The proposed amendments would eliminate the requirements in the Company’s charter that the Company provide holders of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock with copies of annual and quarterly reports in the event that the Company is no longer subject to the reporting requirements of the Exchange Act.

Benefits for the Company

The Company will not be able to complete a Successful Tender Offer unless the amendment to modify the terms of each series of preferred stock described above, and set forth in Annex A to this proxy statement, is approved by holders of Common Stock and Series F Preferred Stock entitled to cast 66 2/3% of the votes entitled to be cast, voting together as a single class at the 2008 Annual Meeting, as well as by holders of 66 2/3% of the outstanding shares of each series of preferred stock, with the holders of each such series of preferred stock voting as a class separate from the holders of each other series of preferred stock and from the holders of the Common Stock and Series F Preferred Stock.

There will be significant adverse consequences to the Company if this Proposal 3 is not approved, the terms of the preferred stock are not amended and a Successful Tender Offer does not occur. The interest rate we must pay on the Notes will remain at 18% per annum and will not be reduced to 12% per annum, resulting in an additional annual payment of approximately $69 million to the holders of the Notes through March 2015. Investors holding interests in the Principal Participation Agreement will be entitled to receive a monthly payment equal to the principal payment that we receive on the mortgage securities collateralizing our reverse repurchase agreement obligations identified as collateral under the Override Agreement, after deducting payments due under the reverse repurchase agreements relating to those assets. Investors in the Principal Participation Agreement would also be entitled to a payment at March 31, 2015 equal to the fair market value of such assets in excess of any financing related to those assets. The payments owed to the investors under the Principal Participation Agreement will represent a significant reduction in the Company’s monthly cash flow commencing on March 19, 2009 through March 31, 2015, making it difficult for the Company to resume normal operations, generate earnings and pay dividends. Additionally, all of the unrealized fair market value loss recorded on these assets would be recovered by investors in the Principal Participation Agreement, as opposed to being recovered by the Company for the benefit of our shareholders. As described above, the Board of Directors has determined that the financing transaction was the best alternative reasonably available to the Company and its shareholders. The Board of Directors believes approval of Proposal 3 is vital to allow the Company to continue as a going concern.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO MODIFY THE TERMS OF EACH SERIES OF THE COMPANY’S PREFERRED STOCK. PROXIES WILL BE VOTED FOR SUCH APPROVAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE PROXY.

MANAGEMENT

Our named executive officers (“NEOs”) and their ages and positions are as follows:

Name	Age	Position Held
Garrett Thornburg	62	Chairman of the Board(1)
Larry Goldstone	53	President and Chief Executive Officer(2)
Joseph H. Badal	63	Senior Executive Vice President and Chief Lending Officer(3)
Clarence G. Simmons, III	55	Senior Executive Vice President and Chief Financial Officer
Paul G. Decoff	54	Senior Executive Vice President and Chief Lending Officer(4)

(1)	Mr. Thornburg resigned as Chief Executive Officer effective December 17, 2007.
(2)	Mr. Goldstone was appointed Chief Executive Officer effective December 17, 2007; prior to that, he was Chief Operating Officer.
(3)	Mr. Badal retired as a director, as Senior Executive Vice President and as Chief Lending Officer effective December 31, 2007.
(4)	In October 2007, Mr. Decoff was promoted to Senior Executive Vice President and successor Chief Lending Officer. He was promoted to Chief Lending Officer upon the retirement of Mr. Badal, effective December 31, 2007.

The NEOs serve at the discretion of the Board of Directors. You will find biographical information regarding Messrs. Thornburg and Goldstone under Proposal No. 1 above. You will find biographical information regarding Messrs. Badal, Simmons and Decoff below.

Joseph H. Badal was one of our directors since we commenced operations in June 1993 until his retirement in December 2007. In December 2001, he became our Executive Vice President/Single Family Residential Lending and the Chief Executive Officer of Thornburg Mortgage Home Loans, Inc. (“TMHL”), our wholly-owned mortgage loan origination and acquisition subsidiary. In July 2004, he was promoted to Senior Executive Vice President, Chief Lending Officer, a position he held until his retirement in December 2007. He was also a Managing Director of the Manager during that time. From 1994 through 2001, Mr. Badal was Senior Vice President of Residential Loan Production with Charter Mortgage Company, headquartered in Albuquerque, New Mexico. From 1980 to 1994, Mr. Badal was the President of Merit Southwest Development Company, Inc., a consulting and commercial and industrial real estate development firm headquartered in Albuquerque, New Mexico. He also worked with Norwest Mortgage in Albuquerque from 1992 to 1994. Mr. Badal is a former member of the New Mexico House of Representatives and former Chairman of the New Mexico Mortgage Finance Authority. Mr. Badal is a graduate of Temple University, B.S., and the University of New Mexico, M.B.A.

Clarence G. Simmons, III has been one of our Senior Executive Vice Presidents since March 2005 and our Chief Financial Officer since April 2005. Mr. Simmons is also a Managing Director of the Manager. He was a Managing Director at Countrywide Financial Corporation (“CFC”) in Calabasas, California, from 1999 until 2005. During his tenure at CFC, Mr. Simmons was a founder of CFC’s bank subsidiary, Treasury Bank, N.A. and served as chief operating officer, chief risk oversight officer and chief accounting officer of the unit. In these capacities, Mr. Simmons was responsible for building the bank’s lending, financial management, strategic planning and credit risk management infrastructure. From 1997 to 1999, Mr. Simmons served as Senior Vice President and Chief Operating and Financial Officer at CanadaTrust USA, Inc. in Rochester, New York. From 1984 to 1997, Mr. Simmons worked at First Federal Savings and Loan Association in Rochester, New York, where he held a variety of increasingly responsible positions, including Senior Vice President and Chief Financial Officer. Mr. Simmons is a graduate of Bowdoin College, B.A., and State University of New York, Binghamton, M.B.A.

Paul G. Decoff joined Thornburg Mortgage in January 2007 as Chief Operating Officer of TMHL and Executive Vice President and Chief Lending Operating Officer of the Company. In October 2007, he was promoted to Senior Executive Vice President and successor Chief Lending Officer. He became our Chief Lending Officer effective December 31, 2007. Mr. Decoff is also a Managing Director of the Manager. He has more than 15 years of experience in the mortgage industry, as well as experience in information technology, operations development, financial engineering and organizational management in mortgage lending. Prior to joining Thornburg Mortgage, Mr. Decoff was employed for 13 years at Countrywide Financial Corporation, where he most recently served as a managing director and chief operations officer at Countrywide Bank, N.A. Prior to that, he served in multiple capacities at Countrywide Home Loans including executive vice president and corporate operations officer. In addition to his extensive mortgage industry experience, he also worked as a management consultant for Deloitte & Touche Management Consulting for nine years in which he managed and performed a large number of information technology, operations improvement, and financial consulting engagements. Mr. Decoff is a graduate of Boston College, B.A. and Southern Methodist University, M.B.A.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We have not paid, and do not intend to pay, any cash compensation to our NEOs for their services as our executive officers. The Manager pays salaries and bonuses to our NEOs from the income the Manager receives under the Amended and Restated Management Agreement between the Company and the Manager, dated as of July 1, 2004 (the “Management Agreement”). All of our NEOs are employees of the Manager. Our NEOs are not employees of the Company and we do not have employment agreements with them. We do not provide pension benefits to our NEOs, nor do we provide any perquisites or other personal benefits to them. We have no arrangements to make payments to our NEOs upon their termination from service as our officers or if there is a change of control of the Company.

Our NEOs receive equity-based awards from the Company pursuant to the Amended and Restated 2002 Long-Term Incentive Plan (the “Plan”), which is administered by the Compensation Committee. The equity-based awards granted under the Plan are designed to provide an incentive to our executive officers that align their interests with the interests of our shareholders, as well as to encourage the retention of such officers over the long-term. In addition, the Compensation Committee may determine to make awards to new executive officers in order to attract talented professionals to serve the Manager.

Under the Plan, eligible individuals may receive awards of Dividend Equivalent Rights (“DERs”), Phantom Stock Rights (“PSRs”) and Stock Appreciation Rights (“SARs”). A DER consists of the recipient’s right to receive either cash or PSRs, in an amount equal to the dividend distributions paid on a share of Common Stock. A PSR consists of the recipient’s right, upon exercise, to receive an amount of cash equal to the fair market value of a share of Common Stock at the time of exercise and, in the interim, the right to receive distributions, either in the form of cash or additional PSRs, in an amount equal to the value of the dividend distributions that are paid on a share of Common Stock. An SAR consists of the recipient’s right, upon exercise, to receive an amount of cash equal to the excess, if any, of the fair market value of a share of Common Stock at the time of exercise over the stated amount of the SAR.

Under the Plan, management directors, executive officers and other key personnel receive an aggregate grant of PSRs equivalent to the value of stock options to purchase Common Stock for that number of shares equal to 3% of the total number of shares of Common Stock and, on a deferred basis, preferred stock if it is convertible into Common Stock, that we sell in any public or private offering, including shares of Common Stock that we sell under the waiver portion of the optional cash purchase feature of our Dividend Reinvestment and Stock Purchase Plan (the “DSRPP”), but excluding shares issued under the dividend reinvestment or non-waiver optional cash purchase provision of the DRSPP (collectively, “Equity Sales”).

We believe that, as REIT investors, holders of our Common Stock are principally interested in dividend consistency and growth in dividends and book value. Accordingly, we want to provide an incentive to the directors and management that rewards success in achieving these goals. As an entity that does not have the ability to retain earnings, we believe that equity-based awards that provide Common Stock dividend equivalents serve to align the interests of Plan participants with the interests of our shareholders in dividend growth and consistency. Additionally, we believe that basing these equity-based awards on Equity Sales is consistent with our shareholders’ interest in book value growth as issuing Common Stock at a premium to book value will grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to Plan participants to pursue strategies that will enhance the long-term performance of the Company and promote dividend growth and consistency and growth in book value.

The Compensation Committee approves the aggregate grant of PSR awards to the eligible individuals, including the NEOs, and determines the specific number of PSRs that is awarded to each executive and non-executive officer or employee each quarter. The Compensation Committee considers each individual’s level of responsibility, his or her title, and recommendations from supervisors and managers in determining the specific allocations. The aggregate grants and the specific allocations are calculated and determined on a quarterly basis and are approved by the Compensation Committee after the end of each quarter.

The PSRs awarded in relation to Equity Sales generally vest over a three-year period at a rate of one-third at the end of each year. The Compensation Committee also approves initial grants of PSRs and DERs to newly appointed executive and non-executive officers based upon the recommendations of management. Dividend equivalents are paid on vested PSRs and can be paid in the form of cash or additional PSRs equal to the cash dividend value, at the election of the recipient. Subject to the approval of the Compensation Committee, PSRs granted to newly appointed officers may earn a dividend equivalent while they are vesting.

The Compensation Committee also has the discretion to grant additional DERs, PSRs and SARs to eligible individuals under the Plan. Currently, the Compensation Committee only grants PSR awards to Plan participants in connection with Equity Sales or to newly promoted or appointed officers. The Compensation Committee elected to suspend the issuance of DER awards in connection with Equity Sales in order to reduce operating expenses, but still makes such awards to newly appointed and promoted officers. While the Compensation Committee may grant SAR awards under the Plan, it has never done so and has no current intention of doing so.

The Plan also provides for the establishment of an Advisory Board, in which any former managing director of the Manager or any former director of the Company may participate for the purpose of advising the Company on matters of policy, strategy and operations. While serving on the Advisory Board, a participant may not receive any new awards, but will receive distributions, either in cash or in PSRs, on his or her outstanding PSRs or DERs based on a combination of the person’s age and years of service to the Company. A minimum combination of age and years of service totaling 65 at the time the person joins the Advisory Board qualifies for an 80% participation level. The participation level increases by 2% for each additional year of combined service and age greater than the minimum combination of 65 at the time the person joins, such that a 100% participation level is attained for a participant with a combination of years of service and age equaling or exceeding 75 at the time of joining the Advisory Board. The term of service on the Advisory Board and the term of continued participation in the incentive compensation distributions under the Plan are limited to a maximum of ten years from the date of joining the Advisory Board. Our NEOs will be eligible to participate in the Advisory Board.

THORNBURG MORTGAGE, INC.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

COMPENSATION COMMITTEE:	Ike Kalangis (Chair) Eliot R. Cutler Owen M. Lopez	2008

SUMMARY COMPENSATION TABLE

The following table presents the total compensation paid by us to our NEOs during the years ended December 31, 2007 and December 31, 2006. All stock-related awards in 2006 and 2007 were in the form of PSRs awarded in connection with Equity Sales and PSRs and DERs awarded in connection with officer appointments and promotions.

Name	Year	Stock- related Awards (PSRs and DERs) (1)	All Other Compensation (2)(3)	Total
Garrett Thornburg	2007	$187,634	$(2,910,999)	$(2,723,365)
	2006	$40,003	$842,979	$882,982
Larry Goldstone	2007	$187,634	$(2,259,007)	$(2,071,373)
	2006	$40,003	$799,165	$839,168
Joseph Badal	2007	$134,167	$(1,165,724)	$(1,031,557)
	2006	$27,590	$374,950	$402,540
Clarence G. Simmons, III	2007	$140,318	$(427,855)	$(287,537)
	2006	$27,590	$79,308	$106,898
Paul G. Decoff	2007	$178,019	$(57,666)	$120,353

(1)	Reflects the dollar amount recognized for PSRs and DERs awarded during 2006 and 2007 in accordance with FAS 123(R), based on a Common Stock price of $25.13 and $9.24, respectively, as of each year end. A discussion of the assumptions used in calculating these values may be found in Note 1 to our 2006 audited financial statements on page F-15 of our 2006 Annual Report on Form 10-K and in Note 3 to our 2007 audited financial statements on page F-13 of our 2007 Annual Report on Form 10-K/A. As of December 31, 2006, Messrs. Thornburg, Goldstone, Badal and Simmons held in the aggregate 233,162, 205,477, 93,617 and 28,717 PSRs, respectively, including PSRs that had been received in lieu of cash for dividend equivalents for all periods prior to December 31, 2006. Additionally, as of December 31, 2006, they held 180,945, 180,945, 86,875 and 15,000 DERs, respectively. As of December 31, 2007 Messrs. Thornburg, Goldstone, Badal, Simmons and Decoff and held in the aggregate 288,632, 258,055, 121,184, 16,549 and 12,087 PSRs, respectively, including PSRs that had been received in lieu of cash for dividend equivalents for all periods prior to December 31, 2007. Additionally, as of December 31, 2007, they held 180,945, 180,945, 86,875, 15,000 and 15,000 DERs, respectively.
(2)	The table below shows the components of this column for the year ended December 31, 2007, which include dividend payments on PSRs and DERs received in cash or as additional PSRs, charitable contributions made by the Company on behalf of each of Messrs. Thornburg and Goldstone in their capacity as directors to a charitable organization of his choice, and the fair value change of the PSRs existing at December 31, 2006 and those awarded during 2007, which was based upon the closing price of the Common Stock on the award date and their value at December 31, 2007, which was based on the closing price of the Common Stock on December 31, 2007, when the Common Stock price was $9.24.

Name	Dividend Payments on PSRs and DERs	Charitable Contributions	Change in Fair Value of PSRs Existing at 12/31/06	Change in Fair Value of PSRs Granted in 2007
Garrett Thornburg	$861,653	$5,000	$(3,704,944)	$(72,707)
Larry Goldstone	$803,730	$5,000	$(3,265,030)	$(72,707)
Joseph Badal	$373,883	$—	$(1,487,754)	$(52,032)
Clarence G. Simmons, III	$86,476	$—	$(456,313)	$(58,018)
Paul G. Decoff	$17,955	$—	$—	$(75,621)

(3)

The table below shows the components of this column for the year ended December 31, 2006, which include dividend payments on PSRs and DERs received in cash or as additional PSRs, charitable contributions made by the Company on behalf of each of Messrs. Thornburg, Goldstone and Badal in their capacity as directors to a charitable organization of his choice, and the fair value change of the PSRs existing at December 31, 2005 and those awarded during 2006, which was based upon the closing price of the Common Stock on the award date and their value at December 31, 2006, which was based on the closing price of the Common Stock on December 31, 2006, which was $25.13.

Name	Dividend Payments on PSRs and DERs	Charitable Contributions	Change in Fair Value of PSRs Existing at 12/31/05	Change in Fair Value of PSRs Granted in 2006
Garrett Thornburg	$1,045,846	$5,000	$(204,152)	$(3,715)
Larry Goldstone	$975,359	$5,000	$(177,479)	$(3,715)
Joseph Badal	$452,563	$5,000	$(80,153)	$(2,460)
Clarence G. Simmons, III	$106,947	$0	$(25,179)	$(2,460)

2007 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock-related Awards (PSRs and DERs); Number of PSRs (1)		Grant Date Fair Value of PSRs and DERs(2)
Garrett Thornburg	4/19/2007	319		$8,270
	7/19/2007	1,356		$36,657
	10/16/2007	10,763		$142,708

Larry Goldstone	4/19/2007	319		$8,270
	7/19/2007	1,356		$35,657
	10/16/2007	10,763		$142,708

Joseph Badal	4/19/2007	215		$5,573
	7/19/2007	985		$26,659
	10/16/2007	7,689		$101,934

Clarence G. Simmons, III	4/19/2007	233		$6,152
	7/19/2007	985		$26,659
	10/16/2007	7,689		$101,934

Paul G. Decoff	1/23/2007	1,788		$43,030
	1/23/2007	11,250	(DERs)	$—
	4/19/2007	188		$4,854
	7/19/2007	770		$20,828
	10/16/2007	7,689		$101,934
	10/16/2007	647		$7,373
	10/16/2007	3,750	(DERs)	$—

(1)	Reflects the number of PSRs awarded to our NEOs during the year ended December 31, 2007 in connection with Equity Sales pursuant to the Plan, and with respect to Mr. Decoff, also reflects PSRs and DERs awarded in connection with his joining our company and his subsequent promotion.
(2)	The value of each PSR is based on the grant date fair value in accordance with FAS 123(R).

2007 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Stock-related awards (PSRs)
Name	Number of Unvested PSRs(1)	Market Value of Unvested PSRs(2)
Garrett Thornburg	13,857	$128,039
Larry Goldstone	13,857	$128,039
Joseph Badal	9,974	$92,160
Clarence G. Simmons, III	16,501	$152,496
Paul G. Decoff	11,082	$102,398

(1)	The table below shows the vesting schedules of the non-vested PSRs as of December 31, 2007, when the Common Stock price was $9.24.

	Vesting Schedule of PSRs
Name	2008	2009	2010
Garrett Thornburg	5,090	5,172	3,595
Larry Goldstone	5,090	5,172	3,595
Joseph Badal	3,720	3,695	2,559
Clarence G. Simmons, III	10,247	3,695	2,559
Paul G. Decoff	3,698	4,096	3,288

(2)	The value of each PSR is based on the closing price of the Common Stock on December 31, 2007, when the Common Stock price was $9.24.

2007 STOCK INSTRUMENTS VESTED

	Stock-related Awards (PSRs)
Name	Number of PSRs Acquired on Vesting(1)	Value Realized on Vesting (2)
Garrett Thornburg	44,521	$899,026
Larry Goldstone	41,629	$841,103
Joseph Badal	19,944	$405,442
Clarence G. Simmons, III	7,287	$181,251
Paul G. Decoff	1,005	$17,955

(1)	The table below shows the PSRs that vested during 2007, which includes PSRs awarded in connection with Equity Sales prior to 2007 and PSRs issued in lieu of cash dividend equivalents paid on DERs and PSRs.

	PSRs Vested		Value Realized on Vesting
Name	PSR Awards	PSRs Received in Lieu of Dividend Payments	PSR Awards	PSRs Received in Lieu of Dividend Payments
Garrett Thornburg	1,489	43,032	$37,373	$861,653
Larry Goldstone	1,489	40,140	$37,373	$803,730
Joseph Badal	1,266	18,678	$31,559	$373,883
Clarence G. Simmons, III	7,287	—	$191,251	$—
Paul G. Decoff	—	1,005	$—	$17,955

(2)	The value of each PSR is based on the closing price of the Common Stock on the vesting date.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to its non-management directors for the fiscal year ended December 31, 2007.

2007 Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock- related Awards (PSRs)(1)	All Other Compensation (2)(3)	Total
Anne-Drue M. Anderson	$44,000	117,615	$(288,211)	$(126,596)
David A. Ater	$44,000	117,615	$(795,046)	$(633,431)
Eliot R. Cutler	$31,000	117,615	$(288,211)	$(139,596)
Michael B. Jeffers	$31,000	117,615	$(520,645)	$(372,030)
Ike Kalangis	$31,000	117,615	$(555,064)	$(406,449)
Owen M. Lopez	$31,000	117,615	$(625,619)	$(477,004)
Francis I. Mullin, III	$49,000	117,615	$(348,689)	$(182,074)
Stuart C. Sherman	$44,000	117,615	$(217,812)	$(56,197)

(1)	Reflects the dollar amount recognized for PSRs awarded during 2007 in accordance with FAS 123(R). For the year ended December 31, 2007, the grant date fair values computed in accordance with FAS 123(R) for the awards made to each director are as follows: 185 PSRs with a value of $4,794 on April 19, 2007, 821 PSRs with a value of $22,216 on July 19, 2007 and 6,834 PSRs with a value of $90,604 on October 16, 2007. A discussion of the assumptions used in calculating these values may be found in Note 3 to our 2007 audited financial statements on page F-13 of our Annual Report on Form 10-K/A. As of December 31, 2007, Ms. Anderson and Messrs. Ater, Cutler, Jeffers, Kalangis, Lopez, Mullin and Sherman held in the aggregate 31,320, 85,125, 31,321, 51,569, 64,025, 58,593, 47,506, and 29,400 PSRs, respectively, including PSRs that had been received in lieu of cash for dividend equivalents for all periods prior to December 31, 2007. Additionally, as of December 31, 2007, they held 15,000, 63,671, 15,000, 63,671, 56,718, 59,298, 56,718 and 61,269 DERs, respectively.
(2)	The table below shows the components of this column for the year ended December 31, 2007, which include dividend payments on PSRs and DERs received in cash or as additional PSRs, charitable contributions made by the Company on behalf of each director to a charitable organization of his or her choice, and the fair value change of the PSRs existing at December 31, 2006 and those awarded during 2007, which was based upon the closing price of the Common Stock on the award date and their value at December 31, 2007, which was based on the closing price of the Common Stock on December 31, 2007.

Name	Dividend Payments on PSRs and DERs	Charitable Contributions	Change in Fair Value of PSRs Existing at 12/31/06	Change in Fair Value of PSRs Granted in 2007
Anne-Drue M. Anderson	$69,635	$5,000	$(317,673)	$(45,714)
David A. Ater	$263,756	$5,000	$(1,018,628)	$(45,714)
Eliot R. Cutler	$69,635	$5,000	$(317,673)	$(45,714)
Michael B. Jeffers	$215,813	$5,000	$(696,284)	$(45,714)
Ike Kalangis	$210,615	$5,000	$(725,506)	$(45,714)
Owen M. Lopez	$221,019	$5,000	$(806,465)	$(45,714)
Francis I. Mullin, III	$179,324	$5,000	$(487,839)	$(45,714)
Stuart C. Sherman	$165,585	$5,000	$(343,224)	$(45,714)

Each non-management director receives an annual fee of $25,000 plus $1,000 for each meeting of the Board of Directors that he or she attends. Each member of the Audit Committee receives $1,000 for each meeting that he or she attends. In addition, the chair of the Audit Committee receives an annual fee of $5,000. Each Independent Director serving on the Executive Committee receives $1,000 for each meeting that he or she attends. The members of the Nominating/Corporate Governance Committee and the Compensation Committee do not receive compensation for service on those respective committees. Non-management directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

Under the Plan, each Independent Director receives 10,000 PSRs and 15,000 DERs as of the date of such director’s appointment to the Board of Directors. Each non-management director receives PSRs equivalent to the value of options to purchase Common Stock for that number of shares equal to 0.1% of Equity Sales. The Compensation Committee may make additional grants or awards of PSRs, DERs, or SARs to directors, provided that any director who is a member of the Compensation Committee may not participate in the determination of, or vote on, any award for him or herself.

Each year, subject to the approval of the Board of Directors, the Company donates $5,000 on behalf of each director to a charity of his or her choice. These contributions support charitable organizations within our community and build goodwill for the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of April 18, 2008, relating to the beneficial ownership of our Common Stock and Series F Preferred Stock. To our knowledge, there are no other beneficial owners who hold more than 5% of the outstanding shares of Common Stock or Series F Preferred Stock.

Name and Address of Beneficial Owner	Common Stock			Series F Preferred Stock
	Number of Shares Beneficially Owned		Percent of Class Outstanding (1)	Number of Shares Beneficially Owned		Percent of Class Outstanding (2)
Richard E. Rainwater 777 Main Street, Suite 2250 Fort Worth, Texas 76102	17,058,724	(3)(4)	4.9%	3,945,000	(5)(6)	13.0%
Legg Mason Capital Management, Inc. LMM LLC Legg Mason Special Investment Trust, Inc. Legg Mason Opportunity Trust 100 Light Street Baltimore, Maryland 21202(7)	18,548,161	(8)	5.3%	5,423,575		17.9%
Wellington Management Company, LLP Bay Pond Partners, L.P. 75 State Street Boston, Massachusetts 02109(9)	27,706,846		7.9%	5,111,754		16.8%
MATLINPATTERSON LLC MP TMA LLC MP TMA (Cayman) LLC MatlinPatterson Global Opportunities Partners III LP MatlinPatterson Global Opportunities Partners (Cayman) III LP MatlinPatterson Global Partners III LLC MATLINPATTERSON GLOBAL ADVISERS LLC MATLINPATTERSON ASSET MANAGEMENT LLC David J Matlin Mark R Patterson 520 Madison Avenue New York, New York 10022 (10)	69,641,835		20.5%

(1)	Based on 264,578,696 shares of Common Stock issued and outstanding as of April 15, 2008 and 75,612,657 shares of Common Stock to be issued upon the exercise of warrants issued to investors in the financing transaction described above and the counterparties to our Override Agreement as of April 15, 2008. Excludes shares of Common Stock issuable upon exercise of 29,322,879 warrants placed into escrow, but not yet issued to investors, pursuant to the financing transaction described above.
(2)	Based on 30,326,715 shares of Series F Preferred Stock issued and outstanding as of April 15, 2008.
(3)	Assumes conversion of all shares of Series F Preferred held by the Reporting Person to shares of Common Stock at a conversion rate of 2.1739 shares of Common Stock for each share of Series F Preferred, which is the equivalent to a conversion price of $11.50 per share of Common Stock On an as-converted basis, such shares of Common Stock include (a) 4,184,757 shares owned directly by Mr. Rainwater, (b) 1,543,469 shares owned by Richard E. Rainwater 1995 Charitable Remainder Unitrust No. 1, Richard E. Rainwater, Trustee (“Trust 1”), (c) 1,884,771 shares owned by Richard E. Rainwater Charitable Remainder Unitrust No. 2, Richard E. Rainwater, Trustee (“Trust 2”), (d) 717,387 shares owned by Richard E. Rainwater Charitable Remainder Unitrust No. 3, Richard E. Rainwater, Trustee (“Trust 3”, and together with Trust 1 and Trust 2, the “Trusts”), (e) 28,260 shares owned by RER Global Liquidity Fund, L.P. (“Partnership 1”), and (f) 217,390 shares owned by RER FI Trading, L.P. (“Partnership 2”, and together with Partnership 1, the “Partnerships”). In addition to the Series F Preferred, the Reporting Person holds shares of Common Stock as follows: (a) 6,729,601 shares owned by Partnership 1, (b) 282,756 shares owned by Partnership 2, (c) 339,308 shares owned by Trust 1 and (d) 1,131,025 shares by Trust 2, pursuant to warrant exercise on April 14, 2008.

Mr. Rainwater is the sole trustee of the Trusts and in that capacity exercises the power to vote and to dispose of all shares owned by the Trusts. Mr. Rainwater may have a pecuniary interest in the shares owned by the Trusts. Mr. Rainwater is the general partner of the Partnerships and in that capacity exercises the power to vote and to dispose of all shares owned by the Partnerships. Mr. Rainwater may have a pecuniary interest in the shares owned by the Partnerships.

The amount of shares disclosed in Row 11 excludes 869,560 shares of Common Stock underlying the Series F Preferred owned by Mr. Rainwater’s spouse, Darla D. Moore, and certain entities controlled by Ms. Moore.

(4)	The information on beneficial ownership and the amount of shares is based on the Schedule 13D/A filed on April 17, 2008 by Mr. Rainwater and the Company’s warrant register with respect to the warrants, all of which were issued on Mach 31, 2008.
(5)	Such shares of the Series F Preferred Stock include (a) 1,925,000 shares owned directly by Mr. Rainwater, (b) 710,000 shares owned by Trust 1, (c) 867,000 shares owned by Trust 2, (d) 330,000 shares owned by Trust 3, (e) 13,000 shares owned by Partnership 1, and (f) 100,000 shares owned by Partnership 2.

Mr. Rainwater is the sole trustee of the Trusts and in that capacity exercises the power to vote and to dispose of all shares owned by the Trusts. Mr. Rainwater may have a pecuniary interest in the shares owned by the Trusts. Mr. Rainwater is the general partner of the Partnerships and in that capacity exercises the power to vote and to dispose of all shares owned by the Partnerships. Mr. Rainwater may have a pecuniary interest in the shares owned by the Partnerships.

This amount excludes 400,000 shares owned by Mr. Rainwater’s spouse, Darla D. Moore, and certain entities controlled by Ms. Moore.

(6)	The information on beneficial ownership and the amount of shares is based on the Schedule 13D filed on January 24, 2008 by Mr. Rainwater.
(7)

The information on beneficial ownership and the amount of shares is based on the Schedule 13G/A filed jointly by Legg Mason Capital Management, Inc., Legg Mason Special Investment Trust, Inc., LMM LLC, and Legg Mason Opportunity Trust on January 10, 2008, the Schedule 13G filed by Legg Mason Capital Management, Inc. and LMM, LLC as a group on February 14, 2008 and the Schedule 13G filed by Legg Mason Capital Management, Inc., Legg Mason Special Investment Trust, Inc. and LMM LLC as a group on April 10, 2008.
(8)	This amount includes 11,790,310 shares issuable upon conversion of all shares of Series F Preferred Stock beneficially owned by the Legg Mason entities to shares of Common Stock at a conversion rate of 2.1739 shares of Common Stock for each share of Series F Preferred Stock, which is the equivalent to a conversion price of $11.50 per share of Common Stock. The remaining 6,757,851 are held by Legg Mason Capital Management Inc. and LLM, LLC as a group within the meaning of Rule 13(d)(3) of the Exchange Act.
(9)	The information on beneficial ownership and the amount of shares is based on the Schedule 13G filed by Wellington Management Company, LLP on February 14, 2008, the Schedule 13G filed by Wellington Management Company, LLP on April 10, 2008 and the Schedule 13G filed by Bay Pond Partners, L.P. on April 10, 2008.
(10)	Each of MP TMA LLC and MP TMA (Cayman) LLC are the direct owners of 53,658,814 and 15,983,021 shares of Common Stock, respectively. MatlinPatterson Global Opportunities Partners III L.P. holds 100 percent of the membership interests in MP TMA LLC. MatlinPatterson Global Opportunities Partners (Cayman) III L.P. holds more than 99 percent of the membership interests in MP TMA (Cayman) LLC and MatlinPatterson Global Partners III LLC (the “General Partner”) holds the remainder of those membership interests. The General Partner is the general partner of each of MatlinPatterson Global Opportunities Partners III L.P. and MatlinPatterson Global Opportunities Partners (Cayman) III L.P. (collectively, the “Funds”). MatlinPatterson Global Advisers LLC (the “Adviser”) is the investment adviser to the Funds. MatlinPatterson Asset Management LLC holds 100 percent of the voting interest in and equity of each of the Adviser and the General Partner. MatlinPatterson LLC holds 100 percent of the equity of MatlinPatterson Asset Management LLC. Other than MP TMA LLC and MP TMA (Cayman) LLC, each of the foregoing reporting persons disclaims beneficial ownership of the shares held by MP TMA LLC and MP TMA (Cayman) LLC, except to the extent such reporting person holds an indirect pecuniary interest therein, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all of the reported shares for purposes of Section 16 or for any other purpose.

David J. Matlin and Mark R. Patterson each is a holder of 50 percent of the membership interests in MatlinPatterson LLC. David J. Matlin and Mark R. Patterson may be deemed to have shared voting and investment control over the shares of Common Stock held by MP TMA LLC and MP TMA (Cayman) LLC. They also have indirect pecuniary interests in such shares through their indirect interests in a limited partner which holds an investment interest and carried interest in the Funds. Their exact pecuniary interests therein are not readily determinable because they are subject to several variables, including without limitation, the internal rates of return of the Funds overall and with respect to their indirect investment in the Issuer. David J. Matlin and Mark R. Patterson disclaim beneficial ownership of any of the reported securities except to the extent of their pecuniary interests therein.

The foregoing information is based on the Schedule 13D filed on April 10, 2008 by MP TMA LLC and MP TMA (Cayman) LLC and their affiliates referred to above and the Form 4/A filed by MP TMA LLC and MP TMA (Cayman) LLC and their affiliates referred to above on April 18, 2008.

Security Ownership of Management

The following table sets forth certain information as of April 16, 2008, relating to the beneficial ownership of Common Stock by each of our directors and NEOs, and all of our directors and NEOs as a group. None of our directors or NEOs owns any shares of our Series F Preferred Stock, our 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, our Series D Adjusting Rate Cumulative Redeemable Preferred Stock or our 8.00% Series C Cumulative Redeemable Preferred Stock (collectively, the “Preferred Stock”). Unless otherwise indicated, each person listed has sole voting and investment power over the shares that he or she beneficially owns, subject to community property laws where applicable. Except as otherwise noted, to our knowledge, none of the shares of Common Stock held by our directors and NEOs are pledged as security.

Name of Security Holder	Number of Shares Beneficially Owned	Percent of Shares Outstanding (1)
Garrett Thornburg(2)	2,720,409	*	%
Anne-Drue M. Anderson(3)	2,651	*
David A. Ater(3)	124,224	*
Joseph H. Badal(4)	60,863	*
Eliot R. Cutler(3)	15,667	*
Paul G. Decoff (5)	—	*
Larry A. Goldstone(6)	279,066	*
Michael B. Jeffers(3)	75,130	*
Ike Kalangis(3)	14,333	*
Owen M. Lopez(3)	19,488	*
Francis I. Mullin, III(3)	24,297	*
Stuart C. Sherman(3)	21,656	*
Clarence G. Simmons, III(7)	1,094	*
All Executive Officers and Directors as a Group (13 persons)	3,358,878	*	%

*	Less than 1% of the outstanding shares.
(1)	Based on 264,578,696 shares of Common Stock issued and outstanding as of April 15, 2008 and 75,612,657 shares of Common Stock to be issued upon the exercise of warrants issued to investors in the financing transaction described above and the counterparties to our Override Agreement as of April 15, 2008. Excludes shares of Common Stock issuable upon exercise of 29,322,879 warrants placed into escrow, but not yet issued to investors, pursuant to the financing transaction described above.
(2)	Mr. Thornburg is Chairman of the Board. The holdings reported for Mr. Thornburg exclude 119,451 shares of Common Stock held by Mr. Thornburg’s wife and 504,803 shares of Common Stock held in trusts for his children and descendents.
(3)	Ms. Anderson and Messrs. Ater, Cutler, Jeffers, Kalangis, Lopez, Mullin and Sherman are directors. The holdings reported for Mr. Ater exclude 9,704 shares of Common Stock held by Mr. Ater’s wife. The holdings reported for Mr. Cutler exclude 8,029 shares of Common Stock held by Mr. Cutler’s wife and 7,811 shares of Common Stock held in trusts for his children. The holdings reported for Mr. Jeffers exclude 3,555 shares held by his son, of which he disclaims beneficial ownership, and include 47,076 shares pledged as security. Ms. Anderson’s shares are owned jointly with her husband. The holdings reported for Mr. Mullin include 14,835 shares pledged as security.
(4)	Mr. Badal retired from his position as Senior Executive Vice President, Chief Lending Officer, and a director on December 31, 2007. The holdings reported for Mr. Badal exclude 1,162 shares held in custody for his granddaughters and 217 shares held in custody for his niece. Includes 30,000 shares pledged as security.
(5)	Mr. Decoff is Senior Executive Vice President and Chief Lending Officer.
(6)	Mr. Goldstone is the President and Chief Executive Officer and a director.
(7)	Mr. Simmons is Senior Executive Vice President and Chief Financial Officer. The holdings for Mr. Simmons exclude 227 shares held by his son.

TRANSACTIONS WITH RELATED PERSONS

In addition to being our Chairman of the Board, one of our directors and our former Chief Executive Officer, Mr. Thornburg is Chairman of the Board, Chief Executive Officer and sole director of the Manager and owns all of the voting shares of the Manager. Mr. Goldstone, in addition to being our President, our Chief Executive Officer and one of our directors, is a Managing Director of the Manager. Mr. Badal, formerly one of our Senior Executive Vice Presidents, our Chief Lending Officer and one of our directors until his retirement on December 31, 2007, was also a Managing Director of the Manager through December 31, 2007. Mr. Simmons, one of our Senior Executive Vice Presidents and our Chief Financial Officer, is also a Managing Director of the Manager. Mr. Decoff, one of our Senior Executive Vice Presidents and our Chief Lending Officer, is also a Managing Director of the Manager. As such, Messrs. Thornburg, Goldstone, Simmons and Decoff are paid employees of the Manager, and Mr. Badal was a paid employee of the Manager during 2007. Messrs.

Goldstone, Badal, Simmons and Decoff own minority interests in the Manager. Mr. Jeffers, one of our non-management directors, also owns a minority interest in the Manager.

We pay the Manager an annual base management fee based on average shareholders’ equity, adjusted for liabilities that are not incurred to finance assets (“Average Historical Equity” as defined in the Management Agreement) payable monthly in arrears as follows: 1.39% of the first $300 million of Average Historical Equity, plus 1.02% of that portion above $300 million but less than $1.5 billion. The additional fee earned on Average Historical Equity is limited to 0.90% on Average Historical Equity greater than $1.5 billion but less than $2.0 billion, to 0.84% for Average Historical Equity greater than $2.0 billion but less than $2.5 billion, to 0.79% for Average Historical Equity greater than $2.5 billion but less than $3.0 billion, and is capped at 0.74% on any Average Historical Equity greater than $3.0 billion. These percentages are subject to annual inflation adjustments. For the year ended December 31, 2007, the Manager earned $25.6 million in base management fees in accordance with the terms of the Management Agreement. The Company and the Manager are renegotiating the formula for calculating the base management fee with the Manager and has agreed to pay the Manager $2 million per month from January through April as an advance against the amounts ultimately owed to the Manager under the revised base management fee formula. In addition, our wholly-owned subsidiaries, including TMHL and its wholly-owned subsidiaries, have entered into separate management agreements with the Manager for additional management services for a combined amount of $850 per month, paid in arrears.

The Manager is also entitled to earn performance-based compensation in an amount equal to 20% of our annualized net income before performance-based compensation, above an annualized return on equity equal to the ten year U.S. Treasury Rate plus 1%. Once the Manager has earned a performance fee of $30 million, the performance fee percentage of 20% is reduced by 1% for each additional $5 million earned in performance fees until reaching a performance fee percentage of 15% for any amount greater than $50 million. For the year ended December 31, 2007, the Manager earned performance-based compensation in the amount of $17.7 million. On March 31, 2008, the Company and the Manager entered into Amendment No. 1 to the Amended and Restated Management Agreement (the “Amendment to Management Agreement”), whereby both parties acknowledged and agreed that the Manager would not receive any performance-based compensation during the term of the Override Agreement. The performance based compensation will still accrue during the term of the Override Agreement and will instead be paid to the counterparties to the Override Agreement. Consequently, the Manager will not be entitled to receive any performance-based compensation until March 27, 2009.

On March 31, 2008, the Manager and certain stockholders of the Manager signed a Participation Agreement, dated as of March 31, 2008, with MP TMAC LLC, an affiliate of MatlinPatterson (the “TMAC Participation Agreement”), whereby MP TMAC LLC shall acquire a 75% participation (the “TMAC Participation”) in certain fees and other compensation paid to the Manager by the Company under the Management Agreement and in consideration for the TMAC Participation, MP TMAC LLC granted the Manager an option (the “Option”) to acquire an aggregate of 2.5264% of the fully diluted authorized and issued shares of Common Stock (not to exceed 78,113,785 shares of Common Stock) for an exercise price of $0.01 per share. The Option will be exercisable upon and from time to time after the approval of an amendment to our Charter increasing the number of authorized shares of capital stock and a Successful Tender Offer. The Manager agreed to transfer the Option to the counterparties signatories to the Override Agreement. MP TMAC LLC shall offer each other investor (other than its affiliates) the opportunity to participate on the same terms and conditions as MP TMAC LLC in the TMAC Participation on a pro rata basis based on the amount of such investor’s total investment under financing transaction described in the discussion of Proposal 2 above over $1.35 billion.

So long as MP TMAC LLC (or any other participant in the TMAC Participation) and its affiliates holds 30% of the TMAC Participation (a “Major Participant”), the prior written consent of such participant shall be required before the Manager may enter into, amend, modify, supplement or terminate, or waive any provision under, any material contract of the Manager, including without limitation the Management Agreement, any employment agreement or other contracts relating to employees of the Manager, or other contracts relating to the Company. A Major Participant may request the Manager’s Board of Directors to take any action or refrain from taking any action with respect to any matter pertaining to the Manager, on the one hand, and either the Issuer or any current or prospective employee, consultant or adviser of the Manager, on the other hand. If the Board of Directors of the Manager (or, as the case may be, the stockholders of the Manager signatories to the TMAC Participation Agreement) shall unreasonably fail to implement such a request in a timely manner, then the Major Participant which made the request shall have the right to elect to designate up to a majority of the members of the Manager’s Board of Directors.

If a participant in the TMAC Participation and its affiliates cease to beneficially own any securities of the Company, then the Manager may elect in writing within 30 days of its knowledge of such event to purchase all but not less than all of such participant’s TMAC Participation at the fair market value thereof (mutually agreed upon in good faith by the participant and the Manager’s Board of Directors) within 90 days of the delivery of the election to purchase.

According to the terms of the Management Agreement, certain defined expenses of the Manager and affiliates of the Manager are reimbursed by the Company, principally expenses incurred on behalf of TMHL related to mortgage loan acquisition, origination, selling, servicing, securitization and hedging activities, including the personnel and office space attributed to these activities. During 2007, we reimbursed the Manager $14.1 million for expenses, in accordance with the terms of the Management Agreement.

Pursuant to the terms of the Management Agreement, in the event that a person or entity obtains 20% or more of Common Stock, if we are combined with another entity, or if we terminate the Management Agreement other than for cause, we are obligated to acquire substantially all of the assets of the Manager through an exchange of shares of Common Stock with a value based on a formula tied to the Manager’s net profits. In the Amendment to Management Agreement, the Manager has waived its right to enforce the foregoing provisions under the Management Agreement in connection with the investment in the senior subordinated secured notes and the related issuance of the warrants, as described above.

Our bylaws provide that the Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement and that the Independent Directors shall determine at least annually that the Manager’s compensation is reasonable in relation to the nature and quality of services performed. The Management Agreement provides that the Independent Directors shall determine at least annually that the Company’s operating expenses (which include the fees paid to the Manager) are reasonable. The Management Agreement, which expires on July 15, 2014, was renewed for ten years in July 2004. At that time, we revised the formulas used to compensate the Manager so that the Manager would earn base management fees and performance-based incentive fees on a declining basis as Average Historical Equity and aggregate performance fees increase above designated levels.

Each year, the Independent Directors evaluate the Manager’s performance using the following non-exclusive criteria as set forth in our bylaws:

(a) the size of the management fee in relation to the size, composition and profitability of the Company’s investment portfolio;

(b) the success of the Manager in generating opportunities that meet the Company’s investment objectives;

(c) the fees charged by advisors performing similar services to other REITs and investors which are externally managed, and the profitability, dividend yield and operating expense ratios of the Company in comparison to those of other REITs and entities performing similar functions which are internally managed;

(d) additional revenues realized by the Manager and its affiliates through their relationship with the Company, if any, whether paid by the Company or by others with whom the Company does business;

(e) the quality and extent of service and advice furnished to the Company;

(f) the performance of the Company’s investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

(g) the quality of the Company’s investment portfolio.

The Manager prepares an analysis for the Independent Directors of its performance with respect to each of the above mentioned factors. The analysis includes a comparison of our expense ratios (which includes our management fees) to those of other mortgage REITs (both externally and internally advised), mortgage lenders and business development companies. The analysis also includes a comparison of the Manager’s base and incentive fee formula structure with the compensation structure of other externally managed mortgage REITs.

Pursuant to an employee residential mortgage loan program approved by the Board of Directors, certain of our directors and officers have obtained residential first lien mortgage loans from us. In general, the terms of the loans and the underwriting requirements are identical to the loan programs that we offer to unaffiliated third parties. Prior to the effective date of the Sarbanes-Oxley Act of 2002, at the time each such individual entered into a loan agreement, he or she received a discount on the interest rate which is subject to cancellation at the time his or her employment or affiliation with us is terminated for any reason. Since the enactment of the Sarbanes-Oxley Act, our directors and executive officers are no longer eligible to receive a discount on the interest rate for new loans, although any existing mortgage loans were grandfathered. The following table presents the balance of the mortgage loans as of March 15, 2008, the largest aggregate balance outstanding from January 1, 2007 through March 15, 2008, the amount of principal paid from January 1, 2007 through March 15, 2008, the amount of interest paid from January 1, 2007 through March 15, 2008, the weighted average interest rate and the maturity date of the mortgage loans.

Name	First Mortgage Balance at 3/15/2008	Largest Aggregate Balance from 1/1/2007 through 3/15/2008	Amount of Principal Paid from 1/1/2007 through 3/15/2008	Amount of Interest Paid from 1/1/2007 through 3/15/2007	Weighted Average Interest Rate	Maturity Date
David A. Ater	$139,704	$142,879	$3,175	$8,616	4.875%	July 2034
Joseph H. Badal	$0	$258,000	$258,000	$3,816	5.750%	March 2035
Joseph H. Badal	$450,000	$550,000	$100,000	$42,766	6.375%	June 2036
Joseph H. Badal	$258,000	$258,000	$0	$16,125	6.250%	June 2036
Eliot R. Cutler	$3,600,000	$3,600,000	$0	$185,625	4.125%	July 2031
Larry A. Goldstone	$710,217	$738,159	$27,941	$37,387	4.125%	Nov. 2031
Larry A. Goldstone	$900,000	$900,000	$0	$73,125	6.500%	July 2016
Michael B. Jeffers	$0	$835,066	$835,066	$40,627	5.875%	Dec. 2032
Michael B. Jeffers	$814,514	$1,500,000	$685,486	$85,918	6.375%	March 2037
Ike Kalangis	$0	$275,000	$275,000	$12,017	5.125%	Feb. 2035
Owen M. Lopez	$450,000	$450,000	$0	$35,156	6.250%	Aug. 2034
Francis I. Mullin, III	$1,959,500	$1,959,500	$0	$113,385	6.875%	Dec. 2032
Francis I. Mullin, III	$914,833	$914,833	$0	$57,654	6.875%	Dec. 2032
Stuart C. Sherman	$400,000	$400,000	$0	$28,125	5.625%	May 2035
Clarence G. Simmons, III	$2,543,568	$2,544,000	$432	$174,876	5.500%	July 2035

We have established policies and procedures for the review, approval and ratification of transactions involving the Company and related persons. Any member of the Board of Directors that is contemplating any transaction with the Company, any affiliate of the Company or any other member of the Board that exceeds a threshold of $100,000 must provide a brief written description of the proposed transaction to the Chair of the Nominating/Corporate Governance Committee for preliminary review. The Nominating/Corporate Governance Committee (without the participation of the interested director) will consider whether the proposed transaction could give rise to a conflict of interest or otherwise implicate any provisions of the independence requirements established by the NYSE or the SEC in a way that would jeopardize the independent status of any director or would be adverse to the Company. The Nominating/Corporate Governance Committee will then prepare a report of its conclusions regarding the proposed transaction and submit it to the Chairman of the Board (or the Company’s President if the transaction would involve the Chairman) for consideration at the next scheduled meeting of the Board of Directors. The Board (without the participation of the interested director) will then consider the advisability of the proposed transaction in light of the report of the Nominating/Corporate Governance Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain of our officers, and persons who beneficially own more than 10% of Common Stock or Preferred Stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms that we received, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that during the year ended December 31, 2007, all beneficial owners of more than 10% or more of our equity securities and our executive officers and directors complied with all filing requirements in a timely fashion, with the exception of Mr. Cutler, who inadvertently failed to timely report one transaction in which shares he indirectly beneficially owned were sold.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2005. On June 16, 2006, our Audit Committee dismissed PwC as our independent registered public accounting firm effective upon the completion of PwC’s review of our financial statements and Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which occurred on August 8, 2006.

PwC did not issue a report on our financial statements for the fiscal year ended December 31, 2006. From January 1, 2006 through August 8, 2006, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 16, 2006, our Audit Committee engaged KPMG, LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2006. The engagement of KPMG became effective at the same time that the dismissal of PwC became effective.

From January 1, 2006 through August 8, 2006, we did not consult, and no one on our behalf consulted, with KPMG on the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” as defined in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee of the Board of Directors has appointed KPMG to examine our financial statements for the year ended December 31, 2008.

A representative of KPMG is expected to be available by teleconference at the 2008 Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from shareholders.

Fees Paid to Independent Registered Public Accounting Firms

Audit Fees

For the year ended December 31, 2007, we incurred aggregate fees of approximately $1,542,000 to KPMG, and for the year ended December 31, 2006, we paid aggregate fees of approximately $1,259,000 and $152,000 to KPMG and PwC, respectively, for professional services rendered to us and our subsidiaries with respect to the integrated audit of our consolidated financial statements and our Annual Report on Internal Controls over Financial Reporting included in our annual reports, the reviews of the financial statements included in our quarterly reports, and issuance of comfort letters and consents in connection with offerings and SEC filings.

Audit-Related Fees

For the year ended December 31, 2007, we incurred aggregate fees of approximately $585,000 to KPMG, and for the year ended December 31, 2006, we paid aggregate fees of approximately $378,000 and $115,000 to KPMG and PwC, respectively, for audit-related services rendered to us. These services included the issuance of procedures, letters and related services in connection with loan securitizations and the review of accounting matters for anticipated transactions or new accounting pronouncements and general discussions regarding the application of accounting principles.

Tax Fees

For the year ended December 31, 2007, we incurred aggregate fees of approximately $404,000 to KPMG, and for the year ended December 31, 2006, we paid aggregate fees of approximately $0 and $160,000 to KPMG and PwC, respectively, for tax-related services rendered to us. These services included the preparation of the Company’s and TMHL’s tax returns.

All Other Fees

We did not pay any fees to KPMG or PwC for services other than the services referred to above, for the year ended December 31, 2006. We did not pay any fees to KPMG for services other than the services referred to above for the year ended December 31, 2007.

The Audit Committee has adopted written policies and procedures whereby it may pre-approve the provision of certain services to us by the independent public auditors. The policy of the Audit Committee is to pre-approve the audit, audit-related, tax and non-audit services to be performed during the year on an annual basis which will include the estimated fees for such services, in accordance with lists of such services adopted by the Audit Committee. The Audit Committee reviews and revises the lists on a quarterly basis and reviews the invoices submitted by the independent public auditors for any pre-approved services that were performed during the quarter. The Audit Committee chair is authorized to pre-approve audit services for any specific additional projects arising during a quarter that have not previously been pre-approved by the Audit Committee. The chair will report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee has determined that KPMG’s provision of non-audit services to us and our subsidiaries is compatible with KPMG’s independence.

OTHER MATTERS

We know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, we have not received any shareholder proposals. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

SHAREHOLDER PROPOSALS

Our Bylaws currently provide that any shareholder who intends to nominate persons for election to the Board of Directors at an annual meeting must give timely written notice to the chair of the Nominating/Corporate Governance Committee, in care of the Company at the Company’s address no later than 120 days prior to the first anniversary of the date that our proxy statement was released to shareholders in connection with the preceding year’s annual meeting. The shareholder should submit the candidate’s name, credentials, contact information and his or her written consent to be considered, as well as include his or her contact information and a statement of his or her share ownership (how many shares owned and for how long).

Our Bylaws currently provide that any shareholder who intends to propose any business, other than the nomination of a director, at an annual meeting must give timely written notice to our Secretary, in care of the Company at the Company’s address not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then the shareholder must provide notification no earlier than 90 days nor later than the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such written notice must set forth (i) a brief description of the matter desired to be brought before the meeting; (ii) the shareholder’s name and address as they appear on our books; (iii) the number of shares of our equity stock that the shareholder owns; (iv) the length of time that such shareholder has held such stock; (v) the shareholder’s intention to continue to hold the stock through the date of the annual meeting of shareholders; and (vi) any material interest of the shareholder in such matter.

Our Secretary must receive written notification of any proposal that a shareholder submits for inclusion in our proxy statement and proxy for the 2009 annual meeting of shareholders by January 9, 2009, in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934. Such written notice must set forth (i) a brief description of the matter desired to be brought before the meeting; (ii) the shareholder’s name and address as they appear on our books; (iii) the number of shares of our equity stock that the shareholder owns; (iv) the length of time that such shareholder has held such stock; (v) the shareholder’s intention to continue to hold the stock through the date of the 2009 annual meeting of shareholders; and (vi) any material interest of the shareholder in such matter.

If a shareholder submits a proposal for the 2009 annual meeting of shareholders other than in accordance with Rule 14a-8 and that shareholder does not provide notice of such proposal to us by [March 21], 2009, the holders of any proxy solicited by the Board of Directors for use at that meeting will have discretionary authority to vote on that proposal without a description of that proposal in our proxy statement for that meeting.

ANNUAL REPORT

Together with this proxy statement, we are mailing our Annual Report on Form 10-K/A for the year ended December 31, 2007, including financial statements and schedules thereto. The Annual Report on Form 10-K/A is incorporated into this proxy statement and is considered a part of these proxy soliciting materials.

A COPY OF THE ANNUAL REPORT ON FORM 10-K/A (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON WRITTEN REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO US AT 150 WASHINGTON AVENUE, SUITE 302, SANTA FE, NEW MEXICO, 87501. THE ANNUAL REPORT IS ALSO AVAILABLE ON OUR WEBSITE AT www.thornburgmortgage.com.

By the order of the Board of Directors

Larry A. Goldstone
President and Chief Executive Officer

[                    ], 2008

Santa Fe, New Mexico

Annex A

Amendment to the Company’s Charter

Series C Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series C Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 8.00% Series C Cumulative Redeemable Preferred Stock, accepted for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”) on March 18, 2005, will be amended as stated below:

(2) RANK:

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series C Preferred Stock will rank:

(a) prior or senior to all classes or series of the Corporation’s common stock, par value $.01 per share, to the Series B Cumulative Preferred Stock, and to any other class or series of equity securities, if the holders of Series C Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series (“Junior Stock”);

(b) on parity with any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such equity securities, the holders of such equity securities and the holders of the Series C Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or dividends and amounts that are distributable upon liquidation, dissolution or winding up, without preference or priority of one over the other. (“Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities that is expressly designated as ranking senior to the Series C Preferred Stock as to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation (“Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) DIVIDENDS:

(a) Holders of Series C Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends, ~~cumulative~~ cash dividends at the rate of 8.00% per anum of the $25.00 liquidation preference per share of the Series C Preferred Stock (equivalent to the fixed annual amount of $2.00 per share of the Series C Preferred Stock). Such dividends shall be calculated ~~accrue~~ on a daily basis on a 360-day year consisting of twelve 30-day months. ~~and be cumulative from and including the first date on which any shares of Series C Preferred Stock are issued whether or not (i) such dividends are authorized or declared, (ii) the Corporation has earnings, (iii) there are funds legally available for the payment of such dividends, or (iv) an agreement prohibits payment of such dividends.~~ Such dividends shall not be cumulative and shall be payable quarterly on the 15th day of January, April, July and October of each year or, if not a business day, the next succeeding business day, commencing on April 15, 2005. The first dividend will be payable for the period beginning March 22, 2005. Any dividend payable on the Series C Preferred Stock for any partial dividend period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable ~~in arrears~~ to holders of record as they appear on the share records of the Corporation at the close of business on the last day of each of March, June, September and December, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series C Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series C Preferred Stock at the dividend rate specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

(b) When dividends are not paid in full upon the Series C Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series C Preferred Stock and any other class or series of Parity Stock shall be declared pro rata in proportion to the respective amounts of dividends declared and unpaid ~~accumulated, accrued and unpaid~~ on the Series C Preferred Stock in that respective quarter and declared and unpaid ~~accumulated, accrued and unpaid~~ on such Parity Stock in that respective quarter~~. Except as set forth in the preceding sentence, unless dividends on the Series C Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends that have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series C Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock.~~ Notwithstanding the foregoing, the Corporation shall not be prohibited from~~(i)~~ declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust for federal income tax purposes (“REIT”).

(c) No dividend on the Series C Preferred Stock shall be declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(d) If, for any taxable year, the Corporation elects to designate as a “capital gain dividend” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, the portion of the Capital Gains Amount that shall be allocable to holders of the Series C Preferred Stock shall be equal to the total Capital Gains Amount times the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series C Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(e) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2 311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series C Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(4) LIQUIDATION PREFERENCE:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series C Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any ~~accrued and unpaid~~ dividends declared and unpaid ~~(whether or not earned or declared) to the date of final distribution to such holders~~, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series C Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series C Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series C Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series C Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series C Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(6) REDEMPTION AT THE OPTION OF THE CORPORATION:

(a) Redemption Right

(i) Shares of the Series C Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series C Preferred Stock are not redeemable prior to March 22, 2010.~~ To ensure that the Corporation remains a qualified REIT for federal income tax purposes, ~~however,~~ the Series C Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series C Preferred Stock owned by a stockholder ~~shall~~ may be redeemed by the Corporation.

(ii) ~~On and after March 22, 2010, t~~The Corporation, at its option, upon giving notice as provided below, may redeem Series C Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accrued and unpaid dividends to the date fixed for redemption~~. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

(b) Partial ~~Limitations on~~ Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series C Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(a) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the stockholders of record of such shares in proportion to the number of such shares held by such stockholders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series C Preferred Stock would beneficially or constructively own Excess Shares because such stockholder’s shares of Series C Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series C Preferred Stock from such stockholder as to prevent the stockholder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series C Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no shares of Series C Preferred Stock shall be redeemed unless all outstanding shares of Series C Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series C Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series C Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series C Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series C Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

~~(iii)~~ The foregoing provisions of this paragraph ~~subsections 6(b)(i) and (ii)~~ shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(c) Procedures for Redemption

(i) Notice of redemption of the Series C Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such stockholder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series C Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series C Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series C Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series C Preferred Stock to be redeemed shall present and surrender the certificates representing his shares of Series C Preferred Stock to the Corporation at the place designated in the notice of redemption and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series C Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series C Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(c)(i) above and if the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the stockholders of the Series C Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~ rights of the shares of Series C Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the stockholders thereof~~, except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date)~~ and any dividend payable to the holder thereof in accordance with Section 6(c)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series C Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series C Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such stockholders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price ~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series C Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series C Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series C Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(d) Status of Redeemed or Reacquired Shares

Any shares of Series C Preferred stock that shall at any time have been redeemed or reacquired by the Corporation shall, after such redemption, have the status of authorized but unissued Common Stock, par value $.01 per share.

(7) VOTING RIGHTS:

(a) Holders of the Series C Preferred Stock shall not have any voting rights, except ~~as provided by law and~~ as set forth below.

~~(b) (i) Whenever dividends on any Series C Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series C Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series C Preferred Stock (voting as a single class with all other equity securities of the Corporation ranking on a parity with the Series C Preferred Stock as to dividends and upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or at the request of the holders of at least 20% of the outstanding Series C Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of stockholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of stockholders, at the next annual or special meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on the Series C Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 7(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 7(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series C Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series C Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series C Preferred Stock that would have been entitled to vote at such special meeting. So long as otherwise relatively timely, any such special meeting may be combined and held contemporaneously with the next special or annual meeting of the stockholders of the Corporation.~~

~~(c) If and when all dividends accumulated on the Series C Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series C Preferred Stock shall be divested of the voting rights set forth in Section 7(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting our Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series C Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series C Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) above and by the majority vote of the outstanding Series C Preferred Stock and all other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (voting as a single class) when the Series C Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of~~

~~a majority of the outstanding Series C Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) and by the majority vote of the outstanding Series C Preferred Stock and other classes or series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (voting as a single class) when the Series C Preferred Stock and such Parity Preferred Stock is entitled to vote thereon.~~

~~(d)~~ (b) So long as any Series C Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series C Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series C Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series C Preferred Stock (or shares issued by a surviving entity in substitution for the Series C Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series C Preferred Stock; and provided further that (x) any increase in the amount of the authorized Preferred Stock or Series C Preferred Stock or any issuance of Series C Preferred Stock or (y) the creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock in each case ranking senior to or on a parity with or junior to the Series C Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

~~(e)~~ (c) The foregoing provision ~~voting provisions~~ shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

Series D Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series D Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s Series D Adjusting Rate Cumulative Redeemable Preferred Stock, accepted for record by the SDAT on November 17, 2006, will be amended as stated below:

(2) RANK:

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series D Preferred Stock will rank:

(a) prior or senior to all classes or series of the Common Stock, to the Series B Preferred Stock, and to any other class or series of the Corporation’s equity securities, if the holders of Series D Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (collectively, “Junior Stock”);

(b) on parity with the Series C Preferred Stock and with any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series D Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities are entitled to receive dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series D Preferred Stock (collectively, “Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) DIVIDENDS:

(a) Fixed Rate Period

Holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends at the annual rate of 7.875% of the $25.00 liquidation preference per share until January 15, 2012. Such dividends shall be calculated ~~accrue~~ on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year.

(b) Floating Rate Period

Beginning January 15, 2012, holders of Series D Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, cash dividends at the Three Month LIBOR Rate plus 268 basis points (2.68%), which will reset quarterly, calculated as of the LIBOR Interest Determination Date, but which may not reset at an annual rate lower than 7.625%. Such dividends shall be calculated ~~accrue~~ on a daily basis on a 360-day year, calculated by the actual number of days elapsed over the quarterly dividend period, except for any quarter ~~quarters~~ for which the cash dividend resets to an annual rate of 7.625%, in which case, such dividends will be calculated ~~accrue~~ on a daily basis on a 360-day year, consisting of twelve 30-day months (including the first day of the dividend period, and excluding the last day). Any dividend payable on the Series D Preferred Stock for any partial dividend period will be computed on the basis of the actual number of days during such partial period ~~of dividends accrued~~ and a 360-day year, except for quarters for which the cash dividend resets to an annual rate of 7.625%, in which case, such dividends will be calculated ~~accrue~~ on a daily basis on a 360-day year, consisting of twelve 30-day months.

(c) [Reserved.]~~Further Adjustments~~

~~During any period of time that both (i) the Series D Preferred Stock is not listed on the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”), or quoted on the NASDAQ Stock Market, Inc. (the “NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but shares of the Series D Preferred Stock are outstanding, the cumulative cash dividend payable during such period on the Series D Preferred Stock will increase by an annual rate of 1%.~~

(d) General

(i) Dividends shall ~~be cumulative from (and including) the first date on which any shares of Series D Preferred Stock are issued, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits the Corporation’s payment of such dividends. Such dividends~~ not be cumulative and shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (the “LIBOR Rate Reset Date”). The first dividend payment date in respect of the Series D Preferred Stock will be January 15, 2007 and will be for less than a full quarter. Dividends will be payable ~~in arrears~~ to holders of record as they appear on the Corporation’s records at the close of business on the first day of each of January, April, July and October, as the case may be, immediately preceding the applicable dividend payment date. Holders of Series D Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series D Preferred Stock specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series D Preferred Stock that may be in arrears.

(ii) When dividends are not paid in full upon the Series D Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series D Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends declared and unpaid ~~accumulated, accrued and unpaid~~ on the Series D Preferred Stock in that respective quarter and declared and unpaid ~~accumulated, accrued and unpaid~~ on such Parity Stock in that respective quarter . ~~Except as set forth in the preceding sentence, unless dividends on the Series D Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series D Preferred Stock have been paid or declared and set apart for payment for all past dividend periods, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock.~~ Notwithstanding the foregoing, the Corporation shall not be prohibited from ~~(i)~~ declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

(iii) No dividend on the Series D Preferred Stock shall be authorized or declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

(iv) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, the portion of the Capital Gains Amount that shall be allocable to holders of the Series D Preferred Stock shall be equal to the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series D Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(v) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2 311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series D Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(vi) The “Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

(1) On the second business day on which dealings in deposits in U.S. dollars are transacted in the London Inter Bank market preceding each LIBOR Rate Reset Date (the “LIBOR Interest Determination Date”), the Corporation’s calculation agent will determine the Three-Month LIBOR Rate which will be the rate for deposits in U.S. dollars having a three-month maturity which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2) If no rate appears on Telerate Page 3750 on the LIBOR Interest Determination Date, the calculation agent will request the principal London offices of four major reference banks in the London Inter-Bank Market to provide it with their offered quotations for deposits in U.S. dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks in New York City selected by the calculation agent for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If the banks selected by the calculation agent are not providing quotations in the manner described by this paragraph, the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date.

(4) LIQUIDATION PREFERENCE:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series D Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any ~~all accumulated, accrued and unpaid~~ dividends declared and unpaid ~~(whether or not earned or declared) to the date of final distribution to such holders~~, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series D Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series D Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series D Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock and any Parity Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series D Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into one or more entities, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets, property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(6) REDEMPTION AT THE OPTION OF THE CORPORATION:

(a) [Reserved.] ~~Special Optional Redemption~~

~~If at any time both (i) the Series D Preferred Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but shares of the Series D Preferred Stock are outstanding, the Corporation will have the option to redeem the Series D Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series D Preferred Stock ceases to be listed and the Corporation ceases to be subject to such reporting requirements, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends to and including the date fixed for redemption.~~

(b) Redemption Right

(i) Shares of the Series D Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series D Preferred Stock are not redeemable prior to November 21, 2011.~~ To ensure that the Corporation remains a qualified REIT for federal income tax purposes, ~~however,~~ the Series D Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series D Preferred Stock owned by a shareholder may ~~shall~~ be redeemed by the Corporation.

(ii) ~~On and after November 21, 2011, t~~The Corporation, at its option, upon giving notice as provided below, may redeem the Series D Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption~~. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

(c) Partial ~~Limitations on~~ Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series D Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series D Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series D Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series D Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series D Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series D Preferred Stock shall be redeemed unless all outstanding shares of Series D Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series D Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series D Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series D Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series D Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

~~(iii)~~ The foregoing provisions of this paragraph ~~subsections 6(c)(i) and (ii)~~ shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(d) Procedures for Redemption

(i) Notice of redemption of the Series D Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series D Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series D Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series D Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series D Preferred Stock to be redeemed shall present and surrender the certificates representing his shares of Series D Preferred Stock to the Corporation at the place designated in the notice of redemption, if required to do so, and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series D Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series D Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series D Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~ rights of the holders of shares of Series D Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the holders thereof,~~ except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date),~~ and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series D Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series D Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series D Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series D Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series D Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(e) Status of Redeemed, Purchased or Reacquired Shares

Any shares of Series D Preferred Stock that shall at any time have been redeemed, purchased or reacquired by the Corporation in any manner shall, after such redemption, purchase or acquisition, have the status of authorized but unissued Common Stock.

(7) VOTING RIGHTS:

(a) Holders of the Series D Preferred Stock shall not have any voting rights, except ~~as provided by law and~~  as set forth below.

~~(b) (i) If and whenever dividends on any shares of Series D Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series D Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series D Preferred Stock (voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or at the request of the holders of at least 20% of the outstanding Series D Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the Series D Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 7(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 7(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series D Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series D Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series D Preferred Stock that would have been entitled to vote at such special meeting. Any such special meeting shall be combined and held contemporaneously with the next special or annual meeting of the shareholders of the Corporation in accordance with the conditions set forth in Section 7(b)(i) above.~~

~~(c) If and when all dividends accumulated on the Series D Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series D Preferred Stock shall be divested of the voting rights set forth in Section 7(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series D Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series D Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) above and by the majority vote of the outstanding Series D Preferred Stock and all other classes or series of Parity Preferred Stock (voting as a single class) when the Series D Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series D Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 7(b) and by the majority vote of the outstanding Series D Preferred Stock and other classes or series of Parity Preferred Stock (voting as a single class) when the Series D Preferred Stock and such Parity Preferred Stock is entitled to vote thereon.~~

~~(d)~~ (b) So long as any Series D Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66- 2/3% of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series D Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series D Preferred Stock (or shares issued by a surviving entity in substitution for the Series D Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series D Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series D Preferred Stock or any issuance of Series D Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock in each case ranking senior to or on a parity with or junior to the Series D Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

~~(e)~~ (c) The foregoing provision ~~voting provisions~~ shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series D Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(8) INFORMATION RIGHTS:

(8) [Reserved.]~~Information Rights~~

~~During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of the Series D Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of the Series D Preferred Stock, as their names and addresses appear in the Corporation’s record books, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of the Series D Preferred Stock. The Corporation will mail the reports to the holders of the Series D Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.~~

Series E Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series E Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 7.50% Series E Cumulative Convertible Redeemable Preferred Stock, accepted for record by the SDAT on June 18, 2007, will be amended as stated below:

(2) RANK:

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series E Preferred Stock will rank:

(a) prior or senior to all classes or series of the Common Stock, to the Series B Preferred Stock, and to any other class or series of the Corporation’s equity securities, if the holders of Series E Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (collectively, “Junior Stock”);

(b) on parity with the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series E Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities are entitled to receive dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series E Preferred Stock (collectively, “Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) DIVIDENDS:

(a) Holders of Series E Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, ~~cumulative~~ cash dividends payable quarterly in an amount per share of Series E Preferred Stock equal to the sum of (i) $0.46875 per quarter (which is equal to an annual base rate of 7.50% of the $25.00 liquidation preference per share or $1.875 per year) plus (ii) the product of (x) the excess, if any, over $0.68 of the quarterly cash dividend paid in respect of each share of Common Stock for the applicable quarter and (y) the conversion rate then in effect (initially, 0.77232). ~~During any period of time that both (i) the Series E Preferred Stock is not listed on the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”), or quoted on the NASDAQ Stock Market, Inc. (the “NASDAQ”), and (ii) the Corporation is not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but shares of the Series E Preferred Stock are outstanding, the base rate of the cumulative cash dividends payable during such period on the Series E Preferred Stock will increase by an annual rate of 1%.~~

(b) Dividends shall ~~accrue~~ be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series E Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. ~~Dividends shall be cumulative from (and including) the first date on which any shares of Series E Preferred Stock are issued, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits the Corporation’s payment of such dividends.~~ Such dividends shall not be cumulative and shall be payable quarterly on January 15, April 15, July 15 and October 15 of each year (or, if not a business day, the next succeeding business day) (each, a “Dividend Payment Date”). The first dividend payment date in respect of the Series E Preferred Stock will be July 15, 2007 and will be for less than a full quarter. Dividends will be payable ~~in arrears~~ to holders of record as they appear on the Corporation’s records at the close of business on the last day of each of March, June, September and December (each, a “Dividend Record Date”), as the case may be, immediately preceding the applicable dividend payment date. Holders of Series E Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series E Preferred Stock as specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.

(c) When dividends are not paid in full upon the Series E Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series E Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends declared and unpaid ~~declared and unpaid accumulated, accrued and unpaid~~ on the Series E Preferred Stock in that respective quarter and declared and unpaid ~~accumulated, accrued and unpaid~~ on such Parity Stock in that respective quarter. ~~Except as set forth in the preceding sentence, unless dividends on the Series E Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series E Preferred Stock for all past dividend periods have been paid or declared and set apart for payment, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock.~~ Notwithstanding the foregoing, the Corporation shall not be prohibited from ~~(i)~~ declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

(d) No dividend on the Series E Preferred Stock shall be authorized or declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration or payment shall be restricted or prohibited by law.

(e) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, then the portion of the Capital Gains Amount that shall be allocable to holders of the Series E Preferred Stock shall be equal to the total Capital Gains Amount times the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series E Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(f) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2-311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series E Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(4) LIQUIDATION PREFERENCE:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series E Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any ~~all accumulated, accrued and unpaid~~ dividends declared and unpaid ~~(whether or not earned or declared) to and including the date of final distribution to such holders~~, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series E Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series E Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series E Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series E Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock and any Parity Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series E Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into one or more entities, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets, property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(6) REDEMPTION AT THE OPTION OF THE CORPORATION:

(a) [Reserved.] ~~Special Optional Redemption~~

~~If at any time both (i) the Series E Preferred Stock ceases to be listed on the NYSE or the AMEX, or quoted on the NASDAQ, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but shares of the Series E Preferred Stock are outstanding, the Corporation will have the option to redeem the Series E Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series E Preferred Stock ceases to be listed and the Corporation ceases to be subject to such reporting requirements, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date fixed for redemption.~~

(b) Redemption Right

(i) Shares of the Series E Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series E Preferred Stock are not redeemable prior to June 19, 2012.~~ To ensure that the Corporation remains a qualified REIT for federal income tax ~~however,~~ purposes, the Series E Preferred Stock shall be subject to the provisions of Article TENTH of the Articles pursuant to which Excess Shares of Series E Preferred Stock owned by a shareholder may be redeemed by the Corporation.

(ii) ~~On and after June 19, 2012, t~~The Corporation, at its option, upon giving notice as provided below, may redeem the Series E Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accumulated, accrued and unpaid dividends to and including the date fixed for redemption~~. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

(c) Partial ~~Limitations on~~ Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series E Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series E Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series E Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series E Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series E Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series E Preferred Stock shall be redeemed unless all outstanding shares of Series E Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series E Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series E Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series E Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series E Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

(~~iii~~) The foregoing provisions of this paragraph ~~subsections 6(c)(i) and (ii)~~ shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(d) Procedures for Redemption

(i) Notice of redemption of the Series E Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series E Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series E Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series E Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series E Preferred Stock to be redeemed shall present and surrender the certificates representing its shares of Series E Preferred Stock to the Corporation at the place designated in the notice of redemption, if required to do so, and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series E Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series E Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series E Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~ rights of the holders of shares of Series E Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the holders thereof~~, except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date),~~and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series E Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series E Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price ~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series E Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series E Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series E Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(e) Status of Redeemed, Purchased or Reacquired Shares

Any shares of Series E Preferred Stock that shall at any time have been redeemed, purchased or reacquired by the Corporation in any manner shall, after such redemption, purchase or acquisition, have the status of authorized but unissued Common Stock.

(7) CONVERSION:

(b) Corporation Conversion Option

(ii) To exercise the Corporation Conversion Option right set forth in this Section 7(b), the Corporation must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section 7(b)(i) shall have been satisfied, announcing the Corporation’s intention to exercise the Corporation Conversion Option. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series E Preferred Stock (“Notice”) (not more than four Trading Days after the date of the press release) of the exercise of the Corporation Conversion Option announcing the Corporation’s intention to convert the Series E Preferred Stock. The conversion date (the “Corporation Conversion Option Date”) shall be on the date that is five Trading Days after the date on which the Corporation issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Corporation Conversion Option shall state, as appropriate:

(A)	the Corporation Conversion Option Date;

(B)	the number of shares of Common Stock to be issued upon conversion of each Series E Preferred Stock; and

(C)	the number of shares of Series E Preferred Stock to be converted. ~~; and~~

~~(D)~~	~~that dividends on the Series E Preferred Stock to be converted shall cease to accrue on the Corporation Conversion Option Date.~~

(d) Payment of Dividends

(i) Optional Conversion

(A) If a holder of shares of Series E Preferred Stock exercises its Conversion Right, upon delivery of the Series E Preferred Stock for conversion, ~~those shares of Series E Preferred Stock shall cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and~~ the holder shall not receive any cash payment representing any ~~accrued and unpaid~~ dividends ~~of~~ on the Series E Preferred Stock, except in those limited circumstances discussed in this Section 7(d). Except as provided herein, the Corporation shall make no payment ~~for accrued and unpaid~~ of dividends~~, whether or not in arrears,~~ on Series E Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.

(B) If the Corporation receives a Conversion Notice before the close of business on ~~a~~ the Dividend Record Date for the then-current dividend period, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series E Preferred Stock on the corresponding Dividend Payment Date.

(C) If the Corporation receives a Conversion Notice after the Dividend Record Date for the then-current dividend period but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date declared ~~accrued~~ dividends on those Series E Preferred Stock, notwithstanding the conversion of those shares of Series E Preferred Stock prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series E Preferred Stock for conversion, the holder shall pay to the Corporation an amount equal to the dividend that has been declared ~~accrued~~ and that shall be paid on the related Dividend Payment Date.

(D) A holder of shares of Series E Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such shares of Series E Preferred Stock into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of Series E Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of those shares of Series E Preferred Stock.

(ii) Corporation Conversion Option

(A) ~~If the Corporation exercises the Corporation Conversion Option, whether the Corporation Conversion Option Date is prior to, on or after the Dividend Record Date for the current period, all unpaid dividends which are in arrears as of the Corporation Conversion Option Date shall be payable to the holder of the Series E Preferred Stock.~~

~~(B) If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is prior to the close of business on any Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date.~~

~~(C)~~ If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is on, or after the close of business on, ~~any~~ the Dividend Record Date for the then-current dividend period and prior to the close of business on the corresponding Dividend Payment Date, all declared dividends, including ~~accrued and~~ unpaid dividends, on the Corporation Conversion Option Date ~~whether or not in arrears,~~ with respect to the shares of Series E Preferred Stock called for conversion ~~on such date~~, shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

(12) VOTING RIGHTS:

(a) Holders of the Series E Preferred Stock shall not have any voting rights, ~~as provided by law and~~ except as set forth below.

~~(b) (i) If and whenever dividends on any shares of Series E Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series E Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series E Preferred Stock (voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or at the request of the holders of at least 20% of the outstanding Series E Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the Series E Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 12(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 12(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series E Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series E Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series E Preferred Stock that would have been entitled to vote at such special meeting. Any such special meeting shall be combined and held contemporaneously with the next special or annual meeting of the shareholders of the Corporation in accordance with the conditions set forth in Section 12(b)(i) above.~~

~~(c) If and when all dividends accumulated on the Series E Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series E Preferred Stock shall be divested of the voting rights set forth in Section 12(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series E Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series E Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 12(b) above and by the majority vote of the outstanding Series E Preferred Stock and all other classes or series of Parity Preferred Stock (voting as a single class) when the Series E Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series E Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 12(b) and by the majority vote of the outstanding Series E Preferred Stock and other classes or series of Parity Preferred Stock (voting as a single class) when the Series E Preferred Stock and such Parity Preferred Stock is entitled to vote thereon.~~

~~(d)~~ (b) So long as any Series E Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66- 2/3% of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series E Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series E Preferred Stock (or shares issued by a surviving entity in substitution for the Series E Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series E Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series E Preferred Stock or any issuance of Series E Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock in each case ranking senior to or on a parity with or junior to the Series E Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

~~(e)~~ (c) The foregoing provision ~~voting provisions~~ shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series E Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(13) INFORMATION RIGHTS:

(13) [Reserved.]~~Information Rights~~

~~During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of the Series E Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of the Series E Preferred Stock, as their names and addresses appear in the Corporation’s record books, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of the Series E Preferred Stock. The Corporation will mail the reports to the holders of the Series E Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.~~

Series F Preferred Stock

The preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption of the shares of Series F Preferred Stock set forth in the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Company’s 10% Series F Cumulative Convertible Redeemable Preferred Stock, accepted for record by the SDAT on September 4, 2007, will be amended as stated below:

(2) RANK:

With respect to dividend rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series F Preferred Stock will rank:

(a) prior or senior to all classes or series of the Common Stock, to the Series B Preferred Stock, and to any other class or series of the Corporation’s equity securities, if the holders of Series F Preferred Stock are entitled to the receipt of dividends and amounts distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of shares of such class or series (collectively, “Junior Stock”);

(b) on parity with the Series E Preferred Stock, the Series D Preferred Stock, the Series C Preferred Stock and any other class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of the Series F Preferred Stock are entitled to receive, proportionate to their respective amounts of declared and unpaid or accrued and unpaid dividends per share, as applicable, or liquidation preference, dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation, without preference or priority of one over the other (collectively, “Parity Stock”);

(c) junior to any class or series of the Corporation’s equity securities if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities are entitled to receive dividends and amounts that are distributable upon liquidation, dissolution or winding up of the Corporation in preference or priority to the holders of the Series F Preferred Stock (collectively, “Senior Stock”); and

(d) junior to all of the Corporation’s existing and future indebtedness, including, prior to the conversion of such debt, any debt that is convertible into the Corporation’s equity securities.

(3) DIVIDENDS:

(a) Holders of Series F Preferred Stock will be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for payment, ~~cumulative~~ cash dividends payable quarterly in an amount per share of Series F Preferred Stock equal to the greater of: $0.6250 per quarter (which is equal to an annual base rate of 10% of the $25.00 liquidation preference per share or $2.50 per year); or if, with respect to any calendar quarter, the Corporation distributes to the holders of its Common Stock, any cash, including quarterly cash dividends, an amount that is the same percentage of the $25.00 liquidation preference per share as the Common Stock dividend yield for that quarter. The Common Stock dividend yield for a quarter is the quotient (expressed as a percentage) obtained by dividing the cash per share of Common Stock distributed to holders of the Corporation's Common Stock with respect to such quarter by the average daily Closing Sale Price (as defined in Section 7(a)(ii) below) of the Corporation’s Common Stock on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not listed on the NYSE, on the principal other United States national or regional securities exchange on which the Common Stock is then listed (including the NASDAQ Stock Market, Inc. (“NASDAQ”) or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded, for the ten Trading Days (as defined in Section 7(a)(ii) below) immediately following the day that any Common Stock dividend is declared for such quarter.

(b) Dividends shall ~~accrue~~ be calculated on a daily basis on a 360-day year consisting of twelve 30-day months. Any dividend payable on the Series F Preferred Stock for any partial dividend period will be computed on the basis of twelve 30-day months and a 360-day year. ~~Dividends shall be cumulative from (and including) the first date on which any shares of Series F Preferred Stock are issued, whether or not in any dividend period or periods (i) such dividends shall be declared; (ii) there shall be funds legally available for the payment of such dividends; or (iii) any agreement exists that prohibits the Corporation’s payment of such dividends.~~ Such dividends shall not be cumulative and shall be payable quarterly on February 15, May 15, August 15 and November 15 of each year (or, if not a business day, the next succeeding business day) (each, a “Dividend Payment Date”). The first dividend payment date in respect of the Series F Preferred Stock will be November 15, 2007 and will be for less than a full quarter. Dividends will be payable ~~in arrears~~ to holders of record as they appear on the

Corporation’s records at the close of business on the last day of each of January, April, July and October (each, a “Dividend Record Date”), as the case may be, immediately preceding the applicable dividend payment date. Holders of Series F Preferred Stock will not be entitled to receive any dividends in excess of ~~cumulative~~ dividends on the Series F Preferred Stock as specified in this paragraph. No interest will be paid in respect of any dividend payment or payments on the Series F Preferred Stock that may be in arrears.

(c) When dividends are not paid in full upon the Series F Preferred Stock or any other class or series of Parity Stock, or a sum sufficient for such payment is not set apart, all dividends declared upon the Series F Preferred Stock and any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends declared and unpaid ~~accumulated, accrued and unpaid~~ on the Series F Preferred Stock in that respective quarter and declared and unpaid ~~accumulated, accrued and unpaid~~ on such Parity Stock in that respective quarter. ~~Except as set forth in the preceding sentence, unless dividends on the Series F Preferred Stock equal to the full amount of accumulated, accrued and unpaid dividends have been or contemporaneously are declared and paid, or declared and a sum sufficient for the payment thereof set apart for such payment for all past dividend periods, no dividends shall be declared or paid or set aside for payment with respect to any class or series of Parity Stock. Unless full cumulative dividends on the Series F Preferred Stock for all past dividend periods have been paid or declared and set apart for payment, no dividends (other than dividends paid in Junior Stock or options, warrants or rights to subscribe for or purchase such Junior Stock) shall be declared or paid or set apart for payment with respect to any Junior Stock, nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (except for purposes of an employee benefit plan) for any consideration, or any monies be paid to or made available for a sinking fund for the redemption of any Junior Stock or Parity Stock (except by conversion or exchange for Junior Stock, or options, warrants or rights to subscribe for or purchase Junior Stock), nor shall any other cash or property be paid or distributed to or for the benefit of holders of Junior Stock or Parity Stock.~~ Notwithstanding the foregoing, the Corporation shall not be prohibited from ~~(i)~~ declaring or paying or setting apart for payment any dividend or distribution on any Parity Stock ~~or (ii) redeeming, purchasing or otherwise acquiring any Junior Stock or Parity Stock, in each case, if such declaration, payment, redemption, purchase or other acquisition is~~ necessary to maintain the Corporation’s qualification as a real estate investment trust (“REIT”) for federal income tax purposes.

(d) No dividend on the Series F Preferred Stock shall be authorized or declared by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization, declaration or payment shall be restricted or prohibited by law.

(e) If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the “Capital Gains Amount”) of the dividends paid or made available for the year to holders of any class or series of stock of the Corporation, then the portion of the Capital Gains Amount that shall be allocable to holders of the Series F Preferred Stock shall be equal to the total Capital Gains Amount times the amount that the total dividends (as determined for federal income tax purposes) paid or made available to the holders of the Series F Preferred Stock for the year bears to the aggregate amount of dividends (as determined for federal income tax purposes) paid or made available to the holders of all classes or series of stock of the Corporation for such year.

(f) In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under MGCL Section 2-311, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series F Preferred Stock whose preferential rights upon dissolution are superior to those receiving the distribution.

(4) LIQUIDATION PREFERENCE:

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of Series F Preferred Stock shall be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to any ~~all accumulated, accrued and unpaid~~ dividends declared and unpaid ~~(whether or not earned or declared) to and including the date of final distribution to such holders~~, but such holders shall not be entitled to any further payment.

(b) If upon any liquidation, dissolution or winding up of the Corporation, its available assets, or proceeds thereof, distributable among the holders of Series F Preferred Stock shall be insufficient to pay in full the above described preferential amount and liquidating payments on any shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series F Preferred Stock and any such other Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series F Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

(c) Upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series F Preferred Stock and any Parity Stock, any other series or class or classes of Junior Stock shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series F Preferred Stock and any Parity Stock shall not be entitled to share therein.

(d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series F Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

(e) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series F Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

(f) The consolidation or merger of the Corporation with or into one or more entities, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets, property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(6) REDEMPTION AT THE OPTION OF THE CORPORATION:

(a) [Reserved.] ~~Special Optional Redemption~~

~~If at any time both (i) the Series F Preferred Stock ceases to be listed on the NYSE or the American Stock Exchange (the “AMEX”, or quoted on the NASDAQ, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but shares of the Series F Preferred Stock are outstanding, the Corporation will have the option to redeem the Series F Preferred Stock, in whole but not in part, within 90 days after the date upon which the Series F Preferred Stock ceases to be listed and the Corporation ceases to be subject to such reporting requirements, for cash at a redemption price of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not declared), if any, to and including the date fixed for redemption.~~

(b) Redemption Right

(i) Shares of the Series F Preferred Stock shall not be subject to any sinking fund or mandatory redemption. ~~Except as otherwise set forth herein, shares of the Series F Preferred Stock are not redeemable prior to September 7, 2012.~~ To ensure that the Corporation remains a qualified REIT for federal income tax purposes, ~~however,~~ the Series F Preferred Stock shall be subject to the provisions of Section 14(a) hereof and Article TENTH of the Articles pursuant to which Excess Shares of Series F Preferred Stock owned by a shareholder may be redeemed by the Corporation.

(ii) ~~On or after September 7, 2012, t~~The Corporation, at its option, upon giving notice as provided below, may redeem the Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the liquidation preference ~~plus all accumulated, accrued and unpaid dividends (whether or not declared) to and including the date fixed for redemption~~. The redemption date shall be selected by the Corporation and shall not be less than 30 days nor more than 60 days after the date notice of redemption is sent. Any date fixed for redemption pursuant to this Section 6 is referred to herein as a “Redemption Date.”

(c) Partial ~~Limitations on~~ Redemption

~~(i)~~ If fewer than all of the outstanding shares of Series F Preferred Stock are to be redeemed at the option of the Corporation pursuant to Section 6(b) above, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed will be selected by the Board of Directors pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders or by lot or by any other equitable manner as prescribed by the Board of Directors. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series F Preferred Stock would beneficially or constructively own Excess Shares because such holder’s shares of Series F Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Articles, the Corporation will redeem the requisite number of shares of Series F Preferred Stock from such holder as to prevent the holder from owning Excess Shares subsequent to such redemption.

~~(ii) Notwithstanding anything to the contrary contained herein, unless full cumulative dividends on all shares of Series F Preferred Stock shall have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of Series F Preferred Stock shall be redeemed unless all outstanding shares of Series F Preferred Stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series F Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series F Preferred Stock. In addition, unless full cumulative dividends on all outstanding shares of Series F Preferred Stock have been or contemporaneously are authorized, declared and paid or authorized, declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of, any shares of Series F Preferred Stock or any other class or series of Junior Stock or Parity Stock (except by conversion into or exchange for shares of any class or series of Junior Stock).~~

~~(iii)~~ The foregoing provisions of this paragraph ~~subsections 6(c)(i) and (ii)~~ shall not prevent any other action by the Corporation pursuant to the Articles or otherwise in order to ensure that the Corporation remains qualified as a REIT for federal income tax purposes.

(d) Procedures for Redemption

(i) Notice of redemption of the Series F Preferred Stock shall be mailed to each holder of record of the shares to be redeemed by first class mail, postage prepaid at such holder’s address as the same appears on the stock records of the Corporation. Any notice which was mailed as described above shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. In addition to any information required by law or by the applicable rules of the exchange upon which the Series F Preferred Stock may be listed or admitted to trading, each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series F Preferred Stock to be redeemed; and (iv) the place or places where certificates for such shares of Series F Preferred Stock are to be surrendered for cash. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the notice of redemption.

(ii) On or after the Redemption Date, each holder of shares of Series F Preferred Stock to be redeemed shall present and surrender the certificates representing its shares of Series F Preferred Stock to the Corporation at the place designated in the notice of redemption, if required to do so, and thereupon the cash redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series F Preferred Stock as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series F Preferred Stock are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

(iii) If notice of redemption has been mailed in accordance with Section 6(d)(i) above and if the funds necessary for such redemption have been paid or set aside by the Corporation in trust for the benefit of the holders of the Series F Preferred Stock so called for redemption, then from and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all ~~dividends on~~ rights of the holders of shares of Series F Preferred Stock called for redemption ~~in such notice shall cease to accumulate and all rights of the holders thereof~~, except the right to receive the redemption price thereof ~~(including all accumulated and unpaid dividends up to the Redemption Date),~~ and any dividend payable to the holder thereof in accordance with Section 6(d)(iv) below, shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation’s books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price ~~(including accumulated and unpaid dividends)~~ of the Series F Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series F Preferred Stock to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares, if required to do so, at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price ~~(including all accumulated and unpaid dividends to the Redemption Date)~~. Any interest or other earnings earned on the redemption price ~~(including accumulated and unpaid dividends)~~ deposited with a bank or trust company shall be paid to the Corporation. Any monies so deposited which remain unclaimed by the holders of Series F Preferred Stock at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

(iv) If the Redemption Date is a date that is (a) on or after the close of business on the record date of any dividend that has been declared by the Corporation and (b) prior to the close of business on the payment date of such dividend, the holder of any share of Series F Preferred Stock called for redemption shall be entitled to receive any such dividend on the payment date thereof. If the Redemption Date is prior to the close of business on the record date of any dividend that has been declared by the Corporation, the holder of any share of Series F Preferred Stock called for redemption shall not be entitled to receive any portion of such dividend.

(e) Status of Redeemed, Purchased or Reacquired Shares

Any shares of Series F Preferred Stock that shall at any time have been redeemed, purchased or reacquired by the Corporation in any manner shall, after such redemption, purchase or acquisition, have the status of authorized but unissued Common Stock.

(7) CONVERSION:

(b) Corporation Conversion Option

(i) On or after September 7, 2012, the Corporation shall have the option to require the holders of the Series F Preferred Stock to convert all of the outstanding shares of Series F Preferred Stock into that number of shares of Common Stock that are issuable at the Conversion Rate then in effect (as adjusted, the “Corporation Conversion Option”). The Corporation may exercise the Corporation Conversion Option only if the Closing Sale Price equals or exceeds 130% of the Conversion Price of the Series F Preferred Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days (including the last Trading Day of such period), ending on the Trading Day immediately prior to the Corporation’s issuance of a press release announcing its intent to exercise the Corporation Conversion Option in accordance with Section 7(b)(ii).

(ii) To exercise the Corporation Conversion Option right set forth in this Section 7(b), the Corporation must issue a press release for publication through Dow Jones & Company, Inc., Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) prior to the opening of business on the first Trading Day following any date on which the conditions set forth in Section 7(b)(i) shall have been satisfied, announcing the Corporation’s intention to exercise the Corporation Conversion Option. The Corporation shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the holders of the Series F Preferred Stock (“Notice”) (not more than four Trading Days after the date of the press release) of the exercise of the Corporation Conversion Option announcing the Corporation’s intention to convert the Series F Preferred Stock. The conversion date (the “Corporation Conversion Option Date”) shall be on the date that is five Trading Days after the date on which the Corporation issues such press release. In addition to any information required by applicable law or regulation, the press release and Notice of a Corporation Conversion Option shall state, as appropriate:

(A) the Corporation Conversion Option Date;

(B) the number of shares of Common Stock to be issued upon conversion of each Series F Preferred Stock; and

(C) the number of shares of Series F Preferred Stock to be converted~~.; and~~

~~(D) that dividends on the Series F Preferred Stock to be converted shall cease to accrue on the Corporation Conversion Option Date.~~

(d) Payment of Dividends

(i) Optional Conversion

(A) If a holder of shares of Series F Preferred Stock exercises its Conversion Right, upon delivery of the Series F Preferred Stock for conversion, ~~those shares of Series F Preferred Stock shall cease to cumulate dividends as of the end of the day immediately preceding the Conversion Date and~~ the holder shall not receive any cash payment representing any ~~accrued and unpaid~~ dividends on the Series F Preferred Stock, except in those limited circumstances discussed in this Section 7(d). Except as provided herein, the Corporation shall make no payment ~~for accrued and unpaid~~ of dividends~~, whether or not in arrears,~~ on Series F Preferred Stock converted at a holder’s election pursuant to a Conversion Right, or for dividends on shares of Common Stock issued upon such conversion.

(B) If the Corporation receives a Conversion Notice before the close of business on ~~a~~ the Dividend Record Date for the then-current dividend period, the holder shall not be entitled to receive any portion of the dividend payable on such converted Series F Preferred Stock on the corresponding Dividend Payment Date.

(C) If the Corporation receives a Conversion Notice after the Dividend Record Date for the then-current dividend period but prior to the corresponding Dividend Payment Date, the holder on the Dividend Record Date shall receive on that Dividend Payment Date declared ~~accrued~~ dividends on those Series F Preferred Stock, notwithstanding the conversion of those shares of Series F Preferred Stock prior to that Dividend Payment Date, because that holder shall have been the holder of record on the corresponding Divided Record Date. However, at the time that such holder surrenders the Series F Preferred Stock for conversion, the holder shall pay to the Corporation an amount equal to the dividend that has been declared ~~accrued~~ and that shall be paid on the related Dividend Payment Date.

(D) A holder of shares of Series F Preferred Stock on a Dividend Record Date who exercises its Conversion Right and converts such shares of Series F Preferred Stock into Common Stock on or after the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of Series F Preferred Stock on such Dividend Payment Date, and the converting holder need not include payment of the amount of such dividend upon surrender for conversion of those shares of Series F Preferred Stock.

(ii) Corporation Conversion Option

(A) ~~If the Corporation exercises the Corporation Conversion Option, whether the Corporation Conversion Option Date is prior to, on or after the Dividend Record Date for the current period, all unpaid dividends which are in arrears as of the Corporation Conversion Option Date shall be payable to the holder of the Series F Preferred Stock.~~

~~(B) If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is prior to the close of business on any Dividend Record Date, the holder shall not be entitled to receive any portion of the dividend payable for such period on such converted shares on the corresponding Dividend Payment Date.~~

~~(C)~~ If the Corporation exercises the Corporation Conversion Option and the Corporation Conversion Option Date is a date that is on, or after the close of business on, ~~any~~ the Dividend Record Date for the then-current dividend period and prior to the close of business on the corresponding Dividend Payment Date, all declared dividends, including ~~accrued and~~ unpaid dividends, on the Corporation Conversion Option Date ~~whether or not in arrears,~~ with respect to the shares of Series F Preferred Stock called for conversion ~~on such date~~, shall be payable on such Dividend Payment Date to the record holder of such shares on such record date.

(12) VOTING RIGHTS:

(a) Holders of the Series F Preferred Stock shall not have any voting rights, except as set forth below. ~~Each holder of Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series F Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any other provision of these Articles Supplementary, to notice of any shareholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with the holders of Common Stock, with respect to any matter upon which holders of Common Stock are entitled to vote.~~

~~(b) (i) If and whenever dividends on any shares of Series F Preferred Stock shall remain unpaid for six or more quarterly periods (whether or not consecutive) (a “Preferred Dividend Default”), the number of directors then constituting the Board of Directors shall be increased by two members (if not already increased by two members by reason of the election of directors by the holders of any other class or series of stock upon which like voting rights have been conferred and are exercisable and with which the Series F Preferred Stock is entitled to vote as a class with respect to the election of such two directors), and the holders of such Series F Preferred Stock (voting together as a single class with all other classes or series of Parity Stock upon which like voting rights have been conferred and are exercisable (“Parity Preferred Stock”)) will be entitled to vote for the election of two additional directors of the Corporation (the “Preferred Stock Directors”), who will be elected by a plurality of the votes cast in such election for a one-year term and until their successors are duly elected and shall qualify (or until such director’s right to hold such office terminates as provided herein, whichever occurs earlier, subject to such director’s earlier death, disqualification, resignation or removal), at a special meeting called by or at the request of the holders of at least 20% of the outstanding Series F Preferred Stock or the holders of shares of any other class or series of Parity Preferred Stock with respect to which dividends are so unpaid (unless such request is received less than 120 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Corporation less than 120 days before the date fixed for the next annual or special meeting of shareholders, at the next annual or special meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on the Series F Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment in full.~~

~~(ii) At any time when the voting rights described in Section 12(b)(i) above shall have vested, and in the event that a request for a special meeting shall have first been made in a manner contemplated by Section 12(b)(i) above, a proper officer of the Corporation shall thereupon and with reasonable promptness, call or cause to be called, a special meeting of the holders of Series F Preferred Stock and all the series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable (collectively, the “Parity Securities”) by mailing or causing to be mailed to such holders a notice of such special meeting to be held not more than 90 days after delivery of such request. The record date for determining holders of the Parity Securities entitled to notice of and to vote at such special meeting will be the close of business on the third business day preceding the day on which such notice is mailed. At any such special meeting, all of the holders of the Parity Securities, by plurality vote, voting together as a single class without regard to series, will be entitled to elect two directors on the basis of one vote per $25.00 of liquidation preference to which such Parity Securities are entitled by their terms (excluding amounts in respect of accumulated and unpaid dividends) and not cumulatively. Notice of all meetings at which holders of the Series F Preferred Stock shall be entitled to vote will be given to such holders at their addresses as they appear in the transfer records. If a Preferred Dividend Default shall terminate after the notice of a special meeting has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series F Preferred Stock that would have been entitled to vote at such special meeting. Any such special meeting shall be combined and held contemporaneously with the next special or annual meeting of the shareholders of the Corporation in accordance with the conditions set forth in Section 12(b)(i) above.~~

~~(c) If and when all dividends accumulated on the Series F Preferred Stock in respect of all past dividend periods shall have been paid in full or declared by the Corporation and set aside for payment in full, the holders of Series F Preferred Stock shall be divested of the voting rights set forth in Section 12(b) above (subject to revesting in the event of each and every Preferred Dividend Default) and, if all dividends accumulated in respect of all past dividend periods have been paid in full or declared by the Corporation and set aside for payment in full on all other classes or series of Parity Preferred Stock, the term of office of each Preferred Stock Director so elected shall forthwith terminate and the number of directors constituting the Board of Directors will be reduced accordingly. Any Preferred Stock Director elected by the holders of Series F Preferred Stock and any other such Parity Preferred Stock may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of a majority of the outstanding Series F Preferred Stock when they~~

~~only have the voting rights set forth, or like those set forth, in Section 12(b) above and by the majority vote of the outstanding Series F Preferred Stock and all other classes or series of Parity Preferred Stock (voting as a single class) when the Series F Preferred Stock and such Parity Preferred Stock is entitled to vote thereon. So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Stock Director so elected may be filled by written consent of the Preferred Stock Director so elected remaining in office, or if none remains in office, by a vote of the holders of a majority of the outstanding Series F Preferred Stock when they only have the voting rights set forth, or like those set forth, in Section 12(b) and by the majority vote of the outstanding Series F Preferred Stock and other classes or series of Parity Preferred Stock (voting as a single class) when the Series F Preferred Stock and such Parity Preferred Stock is entitled to vote thereon.~~

~~(d)~~ (b) So long as any Series F Preferred Stock remains outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the Series F Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such Series F Preferred Stock voting separately as a class), ~~(i) authorize or create, or increase the authorized or issued amount of, any class or series of shares ranking senior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized shares of the Corporation into any such shares, or create, authorize or issue any obligation or security convertible into, exchangeable or exercisable for, or evidencing the right to purchase any such shares; or (ii)~~ amend, alter or repeal the provisions of, or add any provision to, the Articles (including these Articles Supplementary), whether by merger or consolidation or otherwise (each, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or the holders thereof; provided, however, that with respect to the occurrence of any of the Events set forth ~~in (ii)~~ above, so long as shares of Series F Preferred Stock (or shares issued by a surviving entity in substitution for the Series F Preferred Stock) remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of such an Event, the Corporation may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series F Preferred Stock; and provided further that (x) any increase in the amount of the authorized Series F Preferred Stock or any issuance of Series F Preferred Stock or (y) the authorization, creation or issuance of any other class or series of preferred stock or Junior Stock or any increase in the amount of authorized shares of any other class or series of preferred stock or Junior Stock in each case ranking senior to or on a parity with or junior to the Series F Preferred Stock with respect to payment of dividends or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

~~(e)~~ (c) The foregoing provision ~~voting provisions~~ shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series F Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(13) INFORMATION RIGHTS:

(13) [Reserved.]~~Information Rights~~

~~During any period in which the Corporation is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of the Series F Preferred Stock are outstanding, the Corporation will (i) transmit by mail to all holders of the Series F Preferred Stock, as their names and addresses appear in the Corporation’s record books, copies of the annual reports and quarterly reports that the Corporation would have been required to file with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or 15(d) of the Exchange Act if the Corporation were subject to those sections (other than any exhibits that would have been required) and (ii) promptly upon written request, make available copies of such reports to any prospective holder of the Series F Preferred Stock. The Corporation will mail the reports to the holders of the Series F Preferred Stock within 15 days after the respective dates by which the Corporation would have been required to file the reports with the SEC if the Corporation were subject to Section 13 or 15(d) of the Exchange Act.~~

Thornburg Mortgage, Inc.

150 Washington Avenue, Suite 302

Santa Fe, NM 87501

PRELIMINARY COPY

ANNUAL MEETING OF SHAREHOLDERS OF

THORNBURG MORTGAGE, INC.

June 12, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

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PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. ELECTION OF DIRECTORS. The election of three Class II Directors, each to serve for three years and until his successor is duly elected and qualifies.

4. Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTION IS INDICATED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS, IN FAVOR OF EACH OF THE PROPOSALS TO APPROVE AMENDMENTS TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 500 MILLION TO 4 BILLION SHARES AND TO MODIFY THE TERMS OF EACH SERIES OF THE COMPANY’S PREFERRED STOCK AND IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Michael B. Jeffers O Owen M. Lopez O Francis I. Mullins, III
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 500 MILLION TO 4 BILLION SHARES. ☐ FOR ☐ AGAINST ☐ ABSTAIN
3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO MODIFY THE TERMS OF EACH SERIES OF THE COMPANY’S PREFERRED STOCK. ☐ FOR ☐ AGAINST ☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■
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THORNBURG MORTGAGE, INC.

150 Washington Avenue, Suite 302

Santa Fe, NM 87501

505-989-1900

PROXY- Annual Meeting of Shareholders – Thursday, June 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Thornburg Mortgage, Inc., a Maryland corporation, hereby appoints Garrett Thornburg, Larry A. Goldstone and Clarence G. Simmons, III, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to attend the Annual Meeting of Shareholders to be held on Thursday, June 12, 2008 or any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at that meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side.)

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PRELIMINARY COPY

ANNUAL MEETING OF SHAREHOLDERS OF

THORNBURG MORTGAGE, INC.

June 12, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
- OR-
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i  Please detach along perforated line and mail in the envelope provided.  i

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS. The election of three Class II Directors, each to serve for three years and until his successor is duly elected and qualifies.

4. Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTION IS INDICATED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS, IN FAVOR OF EACH OF THE PROPOSALS TO APPROVE AMENDMENTS TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 500 MILLION TO 4 BILLION SHARES AND TO MODIFY THE TERMS OF EACH SERIES OF THE COMPANY’S PREFERRED STOCK AND IN ACCORDANCE WITH THE PROXIES’ BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O Michael B. Jeffers O Owen M. Lopez O Francis I. Mullins, III
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 500 MILLION TO 4 BILLION SHARES. ☐ FOR ☐ AGAINST ☐ ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY’S CHARTER TO MODIFY THE TERMS OF EACH SERIES OF THE COMPANY’S PREFERRED STOCK ☐ FOR ☐ AGAINST ☐ ABSTAIN

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■
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